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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Midstates Petroleum Company, Inc.
(Name of Registrant as Specified In Its Charter)

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MIDSTATES PETROLEUM COMPANY, INC.

4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Midstates Petroleum Company, Inc.:

        Notice is hereby given that the 2014 Annual Meeting of Stockholders of Midstates Petroleum Company, Inc. (the "Company") will be held at The St. Regis Houston, 1919 Briar Oaks Ln., Houston, Texas 77027, on Friday, May 23, 2014, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

          1.     To elect two Class II directors, each for a term of three years.

          2.     To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the annual election of directors.

          3.     To approve the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan.

          4.     To approve material plan terms of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, as Amended and Restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

          5.     To approve, on an advisory basis, the compensation of our named executive officers.

          6.     To vote, on an advisory basis, on the frequency with which the Company's stockholders will vote on the compensation of our named executive officers.

          7.     To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2014.

          8.     To transact such other business as may properly come before the Annual Meeting.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting, or any adjournment or postponement thereof, only if you were a stockholder of record at the close of business on            , 2014.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card at the website or telephone number provided above, which you may complete, sign and return by mail.

By Order of the Board of Directors,
Dr. Peter J. Hill
Interim President and Chief Executive Officer

Houston, Texas
April     , 2014

MIDSTATES PETROLEUM COMPANY, INC.
4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of the Company (the "Board of Directors" or the "Board") requests your proxy for the Annual Meeting that will be held Friday, May 23, 2014 at 9:00 a.m. Central Time, at The St. Regis Houston, 1919 Briar Oaks Ln., Houston, Texas 77027. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The proxy materials, including this proxy statement (the "Proxy Statement"), proxy card or voting instructions and our 2013 annual report, are being distributed and made available on or about April     , 2014.

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the proxy, or by signing and delivering to the Corporate Secretary of the Company a proxy with a later date. Your attendance at the Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the Annual Meeting.

Stockholders of Record and Beneficial Owners

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials, including a proxy and voting instruction card, is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.

        Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in the proxy materials to transmit voting instructions.

QUORUM AND VOTING

        Voting Stock.    The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. The Company's Series A Mandatorily Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), entitles holders to vote on most matters submitted to the holders of the Common Stock for approval, except that the holders of the Preferred Stock are not permitted to vote on proposals involving the election of directors and proposals seeking the approval of certain transactions where the holders of the Preferred Stock would be entitled to consideration at least equal to the current liquidation preference. Each share of Common Stock outstanding on the record date is entitled to one vote and each share of Preferred Stock is entitled to vote with the holders of our Common Stock on permitted matters on an as-converted to Common Stock basis utilizing the then-current conversion ratio.

        Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 27, 2014. As of the record date,            shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting and 325,000 shares of Preferred Stock were outstanding and convertible into            shares of Common Stock.

        Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

        If a quorum is not present, the Chairman of the meeting or a majority of the outstanding shares of Common Stock entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

        Vote Required.    Directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present and entitled to be voted at the Annual Meeting. The proposals seeking (i) approval of the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, (ii) approval of material plan terms of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, as Amended and Restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, (iii) approval, on an advisory basis, of the compensation of our named executive officers, (iv) a vote, on an advisory basis, on the frequency with which the Company's stockholders will vote on the compensation of our named executive officers, and (v) ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for 2014 will each require the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, on an as-converted basis into Common Stock, voting together as a single class, properly voted on such matters at the Annual Meeting; provided however, because the frequency with which the Company's stockholders will vote on the compensation of our named executive officers is advisory and non-binding, if none of the frequency options receives a majority, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the annual election of directors requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Preferred Stock, on an as-converted basis into Common Stock, voting together as a single class, properly voted at the Annual Meeting.

        An automated system that Broadridge Financial Solutions administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners (a "broker non-vote"), but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner. Broker non-votes generally occur because the broker (i) does not receive voting instructions from the beneficial owner and (ii) lacks discretionary authority to vote the shares. Brokers do not have discretionary voting authority with respect to Proposals ONE, TWO, THREE, FOUR, FIVE or SIX of this Proxy Statement. For Proposal SEVEN, ratification of the appointment of the Company's auditors, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions (i.e., if you or your broker marks "ABSTAIN" on a proxy) and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. However, (1) broker non-votes will not have any effect on the outcome of Proposal ONE, (2) abstentions and broker non-votes will have the effect of a vote against Proposal TWO and (3) abstentions will have the effect of votes cast against on Proposals THREE, FOUR, FIVE, SIX and SEVEN and broker non-votes will not have any effect.

        Default Voting.    A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE, FOR Proposals TWO, THREE, FOUR, FIVE and SEVEN, and FOR a frequency of ONE YEAR with respect to Proposal SIX.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

        The Company was incorporated pursuant to the laws of the State of Delaware on October 25, 2011 to become a holding company for Midstates Petroleum Company LLC ("Midstates Sub"), which was previously a wholly-owned subsidiary of Midstates Petroleum Holdings LLC ("Holdings LLC"). Pursuant to the terms of a corporate reorganization that was completed in connection with the closing of the Company's initial public offering, all of the interests in Holdings LLC were exchanged for newly issued common shares of the Company, and as a result, Midstates Sub became a wholly-owned subsidiary of the Company. Holdings LLC ceased to exist as a separate entity. In this Proxy Statement, the terms "the Company," "we," "us," "our," and similar terms when used in the present tense, prospectively or for historical periods since April 25, 2012, refer to Midstates Petroleum Company, Inc. and its subsidiary, and for historical periods prior to April 25, 2012, refer to Midstates Petroleum Holdings LLC and its subsidiary, unless the context indicates otherwise.

 PROPOSAL ONE

ELECTION OF DIRECTORS

        At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the following individuals for election as Class II directors of the Company to serve for a three year term beginning at the Annual Meeting and expiring in 2017 and until either they are re-elected or their successors are elected and qualified:

Loren M. Leiker
John Mogford

        Messrs. Leiker and Mogford are currently serving as directors of the Company. Biographical information for each nominee is contained in the "Directors and Executive Officers" section below.

        The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

        If the Charter Amendment (as defined below) described in "Proposal Two—Amendment to the Company's Amended and Restated Certificate of Incorporation to Provide for the Annual Election of Directors" of this Proxy Statement is approved by the Company's stockholders, the Certificate of Incorporation would be amended to eliminate the classification of our board and the current term of office of each director would end at the 2015 annual meeting of stockholders. Commencing at the 2015 annual meeting of stockholders, each director would be elected for a one-year term and the term of any director chosen as a result of a newly created directorship or to fill a vacancy following such election would expire at the next annual meeting of stockholders. From and after the approval of the Charter Amendment described in Proposal TWO, directors will be able to be removed from office either for or without cause upon the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.

        In the event that the proposed Charter Amendment is not approved by our stockholders, our Board of Directors would remain classified and our directors would continue to be subject to current removal provisions. In such case, the two Class II directors elected at this Annual Meeting would each serve until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death. Our Class I and Class III directors would continue in office for the remainder of their full three-year terms and until their successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death.

Required Vote

        The election of directors in this proposal requires the affirmative vote of the holders of a plurality of the shares of Common Stock present and entitled to be voted at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

 DIRECTORS AND EXECUTIVE OFFICERS

        After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Proposal One—Election of Directors" above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Title
Dr. Peter J. Hill	67	Interim President and Chief Executive Officer and Director
Thomas C. Knudson(1)(3)	67	Interim Chairman and Director
Anastasia Deulina(2)	40	Director
Loren M. Leiker(1)(2)	60	Director
Stephen J. McDaniel	52	Director
John Mogford(3)	60	Director
Mary P. Ricciardello(1)(3)	58	Director
Robert M. Tichio(2)	36	Director
Dexter Burleigh	54	Senior Vice President—Strategic Planning and Treasury
Nelson Haight	49	Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Greg Hebertson	47	Senior Vice President—Exploration
Curtis A. Newstrom	49	Senior Vice President—Business Development

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governance Committee.

        If the Charter Amendment described in "Proposal Two—Amendment to the Company's Amended and Restated Certificate of Incorporation to Provide for the Annual Election of Directors" of this Proxy Statement is approved by the Company's stockholders, the Certificate of Incorporation would be amended to eliminate the classification of our board and the current term of office of each director would end at the 2015 annual meeting of stockholders. Commencing at the 2015 annual meeting of stockholders, each director would be elected for a one-year term and the term of any director chosen as a result of a newly created directorship or to fill a vacancy following such election would expire at the next annual meeting of stockholders. From and after the approval of the Charter Amendment, directors will be able to be removed from office either for or without cause upon the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.

        The Company's Board of Directors currently consists of eight members. Other than Mr. Tichio, who is elected by the holders of the Preferred Stock, the Company's directors are currently divided into three classes serving staggered three-year terms. Under the current Certificate of Incorporation (as defined below), each year the directors of one class stand for re-election as their terms of office expire. Messrs. Knudson and McDaniel and Dr. Hill are designated as Class I directors, and their terms of office would expire in 2016. Messrs. Leiker and Mogford are designated as Class II directors, and, assuming the stockholders re-elect them to the Board as set forth in "Proposal One—Election of Directors" above, their terms of office would expire in 2017. Mses. Deulina and Ricciardello are designated as Class III directors, and their terms of office would expire in 2015.

        Set forth below is biographical information about each of the Company's executive officers, directors and nominees for director.

        Dr. Peter J. Hill has served as our Interim President and Chief Executive Officer since March 31, 2014 and as a member of our Board of Directors since April 2013. Dr. Hill has served as the

Non-Executive Chairman of Triangle Petroleum Corporation (NYSEMKT: TPLM), an independent oil and natural gas company concentrated in the Bakken, since February 2013. He has served as a director of Triangle since December 2009 and previously as its Chief Executive Officer from December 2009 until April 2012 and Executive Chairman from April 2012 to February 2013. Dr. Hill has 40 years of experience in the international oil and natural gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President of Exploration at Ranger Oil Ltd. in England from 1994 to 1995, Managing Director of Exploration and Production at Deminex GMBH Oil in Germany from 1995 to 1997, Technical Director/Chief Operating Officer at Hardy Oil & Gas plc from 1998 to 2000, President and Chief Executive Officer at Harvest Natural Resources, Inc. from 2000 to 2005, Director/Chairman at Austral Pacific Energy Ltd. from 2006 to 2008, independent advisor to Palo Alto Investors from January 2008 to December 2009 and Non-Executive Chairman at Toreador Resources Corporation from January 2009 to April 2011. He holds a bachelor's and Ph.D. degree in Geology from Southampton University. We believe Dr. Hill's extensive knowledge of the energy industry and expertise in exploration and production operations will allow him to provide valuable insights to our Board of Directors.

        Thomas C. Knudson has served as the Board's Interim Chairman since March 31, 2014 and as a member of our Board of Directors since May 2013. Mr. Knudson has served as the Non-Executive Chairman of Bristow Group Inc. (NYSE: BRS) since August 2006 and as a Director of Bristow since June 2004. Mr. Knudson has been president of Tom Knudson Interests, which provides consulting services in energy, sustainable development, and leadership, since its formation in 2004. Following seven years of active duty as a U.S. Naval aviator and an aerospace engineer, he joined Continental Oil Company (Conoco) in 1975 and retired in 2004 from Conoco's successor, ConocoPhillips, as Senior Vice President of Human Resources, Government Affairs and Communications and as a member of ConocoPhillips' management committee. He was the founding Chairman of the Business Council for Sustainable Development in both the United States and the United Kingdom. Mr. Knudson served as a Director of NATCO Group, Inc. from April 2005 to November 2009, Williams Partners L.P. from November 2005 to September 2007 and MDU Resources Group Inc. from 2008 to April 2014. He has also served as a Trustee of the Episcopal Seminary of the Southwest since February 2012 and as a member of the National Council of Methodist Neurological Institute since October 2011. Mr. Knudson has a bachelor's degree in aerospace engineering from the U.S. Naval Academy and a master's degree in aerospace engineering from the U.S. Naval Postgraduate School. We believe Mr. Knudson's extensive knowledge and expertise in the energy industry will allow him to provide valuable insights to our Board of Directors.

        Anastasia Deulina has served as a member of our Board of Directors since August 2008. Ms. Deulina is a Director with First Reserve, a global energy-focused private equity and infrastructure investment firm, and joined the firm in September 2007. Ms. Deulina's responsibilities range from deal origination and structuring to due diligence, execution and monitoring, with particular focus on the reserve sectors of the energy industry. Prior to joining First Reserve, Ms. Deulina served as a Vice President at Goldman Sachs from June 2005 through August 2007. From August 2000 to May 2005, she served as a Vice President at Merrill Lynch. Prior to joining Merrill Lynch, Ms. Deulina held positions with the World Bank Moscow Resident Mission and the All-Russian Foreign Trade Academy in Moscow. She holds a degree in Economics and Management from the Moscow State Geological Prospecting Academy and an M.A. in Energy & Mineral Resources from the University of Texas. We believe Ms. Deulina's extensive energy industry background, particularly her expertise in mergers and acquisitions, brings important experience and skill to our Board of Directors.

        Loren M. Leiker has served as a member of our Board of Directors since December 2011. Mr. Leiker retired in 2011 after a 23 year career from EOG Resources, Inc., one of the largest independent oil and natural gas companies in the United States. Mr. Leiker served as Senior Executive Vice President of Exploration at EOG Resources, Inc. from February 2007 through September 2011, and prior to that served as their Executive Vice President of Exploration from May 1998 to February 2007 and as Executive Vice President of Exploration and Development from February 2000 to February 2007. Mr. Leiker also served as Senior Vice President, Exploration of EOG Resources. Prior to joining EOG Resources, Mr. Leiker held a variety of domestic and international technical and managerial roles at Tenneco Inc. Mr. Leiker has also served as a member of the board of directors of SM Energy Co. (NYSE: SM) since July 2012 and Vermillion Energy Inc. (NYSE: VET) since December 2012. He holds a bachelor's and master's degree in Geology from Texas Tech University. We believe Mr. Leiker's extensive knowledge of the energy industry and expertise in exploration and production operations will allow him to provide valuable insights to our Board of Directors.

        Stephen J. McDaniel has served as a member of our Board of Directors since March 2011 and from March 2011 to February 2013 served as the non-executive Chairman of the Board. He was our President and Chief Executive Officer from August 2008 until March 2011. Prior to that, he served as our President and Treasurer since our founding. He is also a member of the board of directors of Ultra Petroleum (NYSE: UPL), an independent oil and gas exploration and production company, a position he has held since 2006. Mr. McDaniel's previous experience includes approximately ten years of oil and gas investment banking, the majority of which was with Merrill Lynch. He held the position of Managing Director at Merrill Lynch when he left the banking industry in 2004 to focus his full time efforts on Midstates Petroleum. He began his career with Conoco in 1983 and held various positions in Conoco's engineering, operations, and business development organizations. He holds a degree in Petroleum Engineering from Louisiana State University. Because of his extensive knowledge of our operations and of the oil and gas industry, and his energy investment banking and engineering experience, including his financial management expertise, we believe Mr. McDaniel is a valuable member of our Board of Directors.

        John Mogford has served as a member of our Board of Directors since March 2011. Mr. Mogford joined First Reserve as Operating Partner in 2009 and is now a Managing Director based in London. He provides direct operational support and guidance to First Reserve's portfolio company executives as well as strategic advice to First Reserve investment teams. Prior to joining First Reserve, Mr. Mogford spent 32 years at BP, mainly in upstream, most recently as the Executive Vice President for Refining. He served as one of 10 members of BP's Executive Committee. He holds a degree from Sheffield University and business qualifications from INSEAD and Stanford Universities. We believe Mr. Mogford's extensive energy industry background, particularly his expertise in exploration and production operations, brings important experience and skill to our Board of Directors.

        Mary P. Ricciardello has served as a member of our Board of Directors since December 2011. Ms. Ricciardello retired in 2002 after a 20 year career with Reliant Energy Inc., a leading independent power producer and marketer. She served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Ms. Ricciardello has also served as a member of the board of directors and chairperson of the audit committee of Noble Corporation (NYSE: NE) since 2003 and Devon Energy Corporation (NYSE: DVN) since 2007. Ms. Ricciardello also serves on the Board of Directors of EnLink Midstream Partners, LP (NYSE: ENLK) and its general partner, EnLink Midstream GP, LLC. She also serves on the board of the Houston Chapter of the National Association of Corporate Directors and the University of St. Thomas in Houston. Ms. Ricciardello served as director of U.S. Concrete, Inc. from 2003 until August 2010. She holds a bachelor's degree in Business Administration from the University of South Dakota and an M.B.A. from the University of Houston and is a licensed Certified Public

Accountant. We believe Ms. Ricciardello's business career and her experience as a director of other publicly held companies will allow her to provide knowledgeable advice to our Board of Directors and to senior management.

        Robert M. Tichio has served as a member of our Board of Directors since October 2012. Mr. Tichio is a Managing Director at Riverstone Holdings LLC, an energy and power-focused private equity firm, and joined Riverstone in 2006. Mr. Tichio focuses on investments in the energy and power sectors. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area (PIA) of Goldman Sachs which manages the firm's private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisition group where he concentrated on assignments that included public company combinations, asset sales, takeover defenses and leveraged buyouts. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, Mr. Tichio has also served as a member of the board of directors of EP Energy Corporation (NYSE: EPE) since September 2013 and is a member of the Board of Visitors of the Nelson A. Rockefeller Center at Dartmouth College. He previously served as a member of the board of directors of Gibson Energy (TSE:GEI) from 2008 to 2013. He holds an M.B.A. from Harvard Business School and a bachelor's degree from Dartmouth College. We believe Mr. Tichio's extensive energy industry background, particularly his expertise in mergers and acquisitions, brings important experience and skill to our Board of Directors.

        Dexter Burleigh has served as our Senior Vice President—Strategic Planning and Treasury since April 2013 and as our Vice President—Planning and Treasury from December 2009 to April 2013. Prior to joining Midstates, Mr. Burleigh spent 28 years at ConocoPhillips, an independent oil and gas exploration and production company, where he was most recently their Finance Manager from 1997 to December 2009. He holds a degree in Finance and Economics from McNeese State University.

        Nelson Haight has served as our Senior Vice President and Chief Financial Officer since January 2014 and as our Chief Accounting Officer since August 2013. Mr. Haight previously served as our Vice President and Controller from December 2011 to August 2013. Mr. Haight is a Certified Public Accountant and prior to joining the Company, Mr. Haight was a partner with the audit firms of GBH CPAs from November 2008 to December 2011 and Malone Bailey, PC from July 2007 to November 2008. Prior to those positions, Mr. Haight served in a variety of public accounting and finance roles and began his career in 1988 with Arthur Anderson and Co. Mr. Haight holds a bachelor's degree and a master's degree in public accounting from the University of Texas at Austin.

        Greg Hebertson has served as our Senior Vice President—Exploration since May 2013. Prior to joining Midstates, Mr. Hebertson was Vice President, Global Exploration New Ventures, for Talisman Energy, a global independent oil and gas company, from August 2011 to May 2013. Prior to Talisman, Mr. Hebertson worked at Anadarko Petroleum Corporation for 17 years where most recently he was General Manager, Latin America Exploration. Mr. Hebertson has extensive global upstream experience in both technical and management roles around the world, including multiple onshore US basins, Canada, Alaska, the Gulf of Mexico (US), Africa, the Middle East, Europe, and Latin America. Mr. Hebertson holds bachelor's and master's degrees in Geology from Brigham Young University as well as business and leadership certifications from Rice University. He is a licensed Geologist in the State of Texas and board councilor for the Division of Professional Affairs (DPA), a division of the American Association of Petroleum Geologists (AAPG).

        Curtis A. Newstrom has served as our Senior Vice President—Business Development since April 2013 and as our Vice President of Business Development from July 2010 to April 2013. Prior to joining Midstates, Mr. Newstrom was Vice President of Business Development and Strategic Planning for Linn Energy, an independent oil and gas exploration and production company, from 2007 to 2010. Prior to that, he was a Technical Director for Scotia Waterous from 2006 to 2007. From 1994 to 2006, Mr. Newstrom held several management positions in acquisitions and divestitures, operations, strategic planning and reservoir and production engineering with Burlington Resources. He also held management and engineering positions with Hess Corporation and Schlumberger. Mr. Newstrom currently serves on the Board of Directors of Logos Resources, LLC. He holds a degree in Petroleum Engineering from Marietta College.

MEETINGS AND COMMITTEES OF DIRECTORS

        The Board of Directors held four meetings during 2013, and its independent directors met in executive session four times during 2013. During 2013, each of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served.

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

        Audit Committee.    Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.midstatespetroleum.com.

        The members of the Audit Committee are Ms. Ricciardello (Chairman) and Messrs. Knudson and Leiker. Ms. Deulina served on the Audit Committee until April 2013 and Dr. Hill served until his appointment as the Company's Interim President and Chief Executive Officer in April 2014. The Audit Committee held eight meetings during 2013.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.midstatespetroleum.com, include among other duties, the responsibility to:

  •
  periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

  •
  approve the annual salaries, bonuses and share-based awards paid to the Company's executive officers;

  •
  periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees; and

  •
  exercise oversight of all matters of executive compensation policy.

        The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

        Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer's conclusions and recommendations, including those for base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our Bonus Plan, are presented to the Committee. The Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other officers at or above the vice president level. The Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.

        Our Board of Directors annually considers the performance of our Chief Executive Officer. The Compensation Committee determines all components of our Chief Executive Officer's compensation and meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

        The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2013, the Compensation Committee engaged the services of Longnecker & Associates ("Longnecker"). In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to Securities and Exchange Commission ("SEC") rules and considered, among other things, whether Longnecker provides any other services to us, the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us, any personal or business relationship between Longnecker and any member of the Compensation Committee or between Longnecker and one of our executive officers and whether Longnecker owns any shares of our common stock. The terms of Longnecker's engagement are set forth in an engagement agreement that provides, among other things, that Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.

        Among the services Longnecker was asked to perform was apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company's executive and director compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company's incentive compensation programs. Longnecker has not provided any other services to the Company.

        The Compensation Committee does not adopt all recommendations given by the compensation consultant but uses the consultant's work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions. The compensation consultant regularly participates in the meetings of the Compensation Committee and meets privately with the committee at its request. Our management provides information to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

        The members of the Compensation Committee are Mr. Leiker (Chairman), Mr. Tichio and Ms. Deulina. Dr. Hill served as Chairman from his appointment to the Board in April 2013 until his appointment as the Company's Interim President and Chief Executive Officer in April 2014. Mr. Leiker also previously served as Chairman and Mr. Mogford served as a member of the Compensation Committee from the time of our initial public offering until April 2013. The Compensation Committee held five meetings during 2013.

        Nominating and Governance Committee.    The Nominating and Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and

Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Governance Committee Charter" that is posted on the Company's website at www.midstatespetroleum.com.

        The Nominating and Governance Committee has several methods of identifying Board candidates. First, the committee considers and evaluates whether or not the existing directors whose terms are expiring remain appropriate candidates for the Board. Second, the committee requests from time to time that its members and the other Board members identify possible candidates. Third, the committee has the authority to retain one or more search firms to aid in its search. The search firm assists the Board in identifying potential Board candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.

        The members of the Nominating and Governance Committee are Messrs. Knudson (Chairman) and Mogford and Ms. Ricciardello. Mr. McDaniel served as Chairman and Alex Krueger served as a member of the Nominating and Governance Committee until February 2013 and April 2013, respectively. Ms. Deulina served as a member of the Committee from April 2013 to May 2013. Mr. Mogford served as Chairman from February 2013 to May 2013. The Nominating and Governance Committee held four meetings during 2013.

 PROPOSAL TWO

AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

        Article FIFTH of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides for the classification of the Board of Directors into three classes of directors (Classes I, II and III) that serve staggered three-year terms. Currently, directors in each class are elected every third year for three-year terms. This classification does not apply with respect to the directors elected by the holders of the Company's Preferred Stock.

        This classified structure has been in place since the Company's initial public offering. Since that time, the Board has believed that this structure provides the Board stability, continuity and independence, enhances director independence from management and provides protection against certain takeovers.

        While the Board of Directors believes that the classified board structure has provided the Company with certain benefits, it recognizes that the general corporate governance trend among similar companies is to elect all directors annually. Therefore, the Board of Directors unanimously approved, subject to stockholder approval at the Annual Meeting, an amendment to the Certificate of Incorporation (the "Charter Amendment"), which would effect a declassification of the Board. The text of the Charter Amendment, including Article FIFTH as it is proposed to be amended, is attached to this Proxy Statement as Appendix A.

        The Company's Board of Directors has determined that the classified board structure should be eliminated so that, commencing at the first annual meeting of stockholders following the 2014 Annual Meeting, all directors would be subject to annual election.

        If the Charter Amendment is approved by the Company's stockholders, the Certificate of Incorporation would be amended to eliminate the classification of our board and the current term of office of each director would end at the 2015 annual meeting of stockholders. Commencing at the 2015 annual meeting of stockholders, each director would be elected for a one-year term and the term of any director chosen as a result of a newly created directorship or to fill a vacancy following such election would expire at the next annual meeting of stockholders. From and after the approval of the Charter Amendment, directors will be able to be removed from office either for or without cause upon the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.

        In the event that the proposed Charter Amendment is not approved by our stockholders, our board would remain classified and our directors would continue to be subject to current removal provisions. In such case, the two Class II directors elected at this Annual Meeting would each serve until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death. Our Class I and Class III directors would continue in office for the remainder of their full three-year terms and until their successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death.

        The Board of Directors believes that the Company's stockholders should have the opportunity to vote on the election of all directors each year and that the elimination of the classified board structure is in the best interests of the Company and its stockholders. If the Company's stockholders approve the Charter Amendment, it will become effective upon filing with the Secretary of State of the State of Delaware. The Company plans to file the Charter Amendment promptly after the Annual Meeting if the requisite stockholder vote is obtained.

Required Vote

        Approval of the Charter Amendment requires the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock and Preferred Stock, voting together as a single class, outstanding as of the record date. Broker non-votes and abstentions will count as votes against the approval of the Charter Amendment.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to provide for annual election of directors.

 PROPOSAL THREE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
MIDSTATES PETROLEUM COMPANY, INC. 2012 LONG TERM INCENTIVE PLAN

Background and Purpose of the Proposal

        Our Board of Directors originally adopted the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan (the "LTIP") on April 19, 2012. At the 2014 Annual Meeting of Stockholders, stockholders will be asked to approve the amendment and restatement of the LTIP in order to increase the number of shares reserved for issuance thereunder, which was approved by the Board on February 20, 2014. If approved by our stockholders at the Annual Meeting, the amended and restated LTIP (the "Amended and Restated LTIP") will become effective upon such approval.

Summary of the Proposal

        The use of stock-based awards under the LTIP continues to be a key element of our compensation program. The purpose of the amendment to the LTIP is to increase the number of shares of Common Stock that we may issue under the LTIP by 1,887,061 shares, from 6,563,435 shares to 8,450,496 shares. This is the only change to the LTIP made by the amendment. Of the 6,563,435 shares currently authorized for issuance under the LTIP, a total of (i) 538,287 shares have been issued upon the lapse of restrictions on grants of restricted stock as of March 24, 2014, (ii) an additional 245,464 shares are expected to vest before the date of the Annual Meeting and (iii) 3,964,515 shares will remain subject to unvested time based restricted stock awards at the time of the Annual Meeting. No other equity awards are outstanding under the LTIP as of such date.

        The LTIP is a broad-based plan under which we grant awards to our current and prospective employees, including officers, and directors. We believe that our interests are best advanced by aligning the interests of our nonemployee directors and key employees with the interests of our stockholders. Therefore, to attract, retain and motivate nonemployee directors, officers and key employees and, in recognition of the significant contributions to our performance and growth made by these individuals, the Board of Directors has adopted the Amended and Restated LTIP, subject to stockholder approval. Approval of the Amended and Restated LTIP will permit us to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to us or any subsidiary. While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

Summary of the Amended and Restated LTIP

        The only difference between the LTIP and the Amended and Restated LTIP is the increase in shares reserved for issuance under the plan from 6,563,435 shares to 8,450,496 shares. A summary of the principal features of the Amended and Restated LTIP is provided below but does not purport to be a complete description of all of the provisions of the Amended and Restated LTIP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended and Restated LTIP, which is attached to this Proxy Statement as Appendix B and incorporated by reference into this Proposal.

        Purposes of the Amended and Restated LTIP.    The purposes of the Amended and Restated LTIP are to: (i) provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board who are not employees or consultants to devote their abilities and energies to our success through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our Common Stock, and (ii) enable us to pay compensation that qualifies for the "performance-based compensation" exemption to Section 162(m)

with respect to awards provided to Covered Employees (as defined below). The Amended and Restated LTIP permits the grant of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, and other stock-based awards, any of which may be further designated as performance awards (collectively referred to as "Awards").

        Administration.    The Amended and Restated LTIP will be administered by a committee of our Board (the "committee") pursuant to its terms and all applicable state, federal or other rules or laws. However, our Board may also take any action designated to the committee, unless it is determined that administration of the Amended and Restated LTIP by "outside directors" is necessary with respect to awards intended to qualify as "performance-based compensation" under Section 162(m). The Compensation Committee of our Board will act as the "committee" for purposes of the Amended and Restated LTIP. The committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the Amended and Restated LTIP and the manner in which such Awards will vest. Awards may be granted by the committee to employees, directors and consultants in such amounts (measured in cash, shares of Common Stock or as otherwise designated), at such times and on such terms and conditions as the committee shall determine. Subject to applicable law and the terms of the Amended and Restated LTIP, the committee is authorized to interpret the Amended and Restated LTIP, to establish, amend and rescind any rules and regulations relating to the Amended and Restated LTIP, to delegate duties under the Amended and Restated LTIP, to terminate, modify or amend the Amended and Restated LTIP (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Amended and Restated LTIP. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated LTIP in the manner and to the extent the committee deems necessary or desirable. All determinations of the committee shall be final, binding and conclusive upon all parties.

        Eligibility to Participate.    Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the plan and approved by our stockholders. The employees eligible to receive Awards under the Amended and Restated LTIP are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. As of December 31, 2013, we had 217 employees and eight directors who would be eligible to participate in the Amended and Restated LTIP. Eligible employees, directors or consultants who are designated by the committee to receive an Award under the Amended and Restated LTIP are referred to as "participants."

        Individual Limitations on Awards.    Consistent with certain provisions of Section 162(m) and accompanying regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the plan and approved by our stockholders. The Amended and Restated LTIP provides that no participant may receive grants of share-denominated Awards during a calendar year with respect to more than 2,000,000 shares of our Common Stock and that, for dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any participant in any calendar year is limited to $30,000,000. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the maximum set forth in the Amended and Restated LTIP.

        Number of Shares Subject to the Amended and Restated LTIP.    The maximum number of shares of our Common Stock that may be issued under the Amended and Restated LTIP, since the initial inception of the LTIP, is 8,450,496 shares, subject to certain adjustments as provided in the Amended and Restated LTIP. The 8,450,496 shares include, (i) 3,964,515 shares that remain subject to unvested time based restricted stock awards as of the date of the Annual Meeting, (ii) 3,702,230 shares remaining available for future grants, (iii) 538,287 shares have been issued upon the lapse of restrictions on grants of restricted stock as of March 24, 2014 and (iv) an additional 245,464 shares are expected to vest before the date of the Annual Meeting. If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates, or is canceled without the actual delivery of the shares, including (a) shares forfeited with respect to restricted stock, and (b) the number of shares withheld or surrendered in payment of any exercise or purchase price of an Award or taxes related to an Award, the shares subject to those Awards will again be available for issuance under the Amended and Restated LTIP, unless an applicable law or regulation prevents such re-issuance.

        Source of Shares.    Common stock issued under the Amended and Restated LTIP may come from authorized but unissued shares of our Common Stock, from treasury stock held by us or from previously issued shares of Common Stock reacquired by us, including shares purchased on the open market.

        Stock Options.    Stock options to purchase one or more shares of our Common Stock may be granted under the Amended and Restated LTIP. The committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Internal Revenue Code, or stock options that are not intended to meet these requirements (called "nonstatutory options"). The committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of our Common Stock on the date of the grant (other than in limited situations pertaining to substitute Awards), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our Common Stock, the exercise price will not be less than 110% of the fair market value of our Common Stock on the date of grant. The term for a stock option may not exceed 10 years. The committee will determine the methods and form of payment for the exercise price of a stock option (including, in the discretion of the committee, payment in Common Stock, other Awards, or other property) and the methods and forms in which Common Stock will be delivered to a participant. The committee will determine at the time of a grant whether to require forfeiture of the options upon a termination of employment for any reason.

        Stock Appreciation Rights.    The committee may grant stock appreciation rights (or "SARs") independent of or in connection with a stock option. The exercise price per share of an SAR will be an amount determined by the committee. However, SARs must generally have an exercise price not less than the fair market value of the Common Stock on the date the SAR is granted. Generally, each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of Common Stock on the exercise date over (b) the exercise price, times (ii) the number of shares of Common Stock covered by the SAR. Payment shall be made in Common Stock or in cash, or partly in Common Stock and partly in cash, as determined by the committee. The term of an SAR may not exceed 10 years.

        Restricted Stock.    Restricted stock may be granted under the Amended and Restated LTIP, which means shares of our Common Stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the committee in its discretion. During the restricted period, the participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such Common Stock until such time as all restrictions have been removed. Restrictions may lapse at such times and under such circumstances as determined by the committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the Common Stock subject to the award and to receive cash dividends thereon (which may, if required by the committee be held by us during the restricted period subject to the same "vesting" terms as applicable to the underlying restricted stock award). Unless otherwise determined by the committee, Common Stock distributed to a holder of a restricted stock Award in connection with a stock split or stock dividend, and other property (other than cash)

distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the underlying restricted stock Award with respect to which such Common Stock or other property has been distributed.

        Restricted Stock Units.    Restricted stock units ("RSUs") are rights to receive shares of Common Stock, cash or a combination thereof at the end of a specified period. The committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and such restrictions may lapse at such times and under such circumstances as determined by the committee. RSUs may be satisfied by delivery of shares of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the RSUs, or any combination thereof determined by the committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of Common Stock covered by RSUs will either be paid on the dividend payment date with respect to such RSUs in cash or in shares of unrestricted Common Stock having a fair market value equal to the amount of such dividends or deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs or other Awards, unless otherwise determined by the committee on the date of grant.

        Bonus Stock.    Bonus stock awards may be granted to eligible individuals. Each bonus stock award will constitute a transfer of unrestricted shares of Common Stock on terms and conditions determined by the committee.

        Dividend Equivalents.    Dividend equivalents may be granted to eligible individuals, entitling the participant to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The committee may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional Common Stock, Awards, or other investment vehicles. The committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents.

        Other Stock-Based Awards.    Other stock-based awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock, subject to applicable legal limitations and the terms of the Amended and Restated LTIP. In the discretion of the committee, other stock-based awards may be subject to such vesting and other terms as the committee may establish, including performance goals. Cash awards may be granted as an element of or a supplement to any other stock-based awards permitted under the Amended and Restated LTIP.

        Performance Awards.    The committee may designate that certain Awards granted under the Amended and Restated LTIP constitute "performance" Awards. A performance Award is any Award the grant, exercise or settlement of which is subject to one or more performance standards. If the committee determines that an eligible person is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as "performance-based compensation" under such section, then the grant, exercise and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below. Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals may be based must be provided for in the plan and approved by our stockholders. With respect to Awards intended to constitute "performance-based compensation," performance goals will be designed to be objective, "substantially uncertain" of achievement at the date of grant, and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m).

        One or more of the following business criteria for the company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the company (except with respect to stock price and earnings per share criteria), will be used by the committee in establishing performance goals: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow from operations; (v) increase in cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total stockholder return; (xx) debt reduction; (xxi) market share; (xxii) change in the Fair Market Value of the Stock; (xxiii) operating income; (xxiv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies; and (xxv) barrels of oil equivalent produced per day.

        If the committee determines that an eligible person is a Covered Employee under Section 162(m) or the regulations thereunder and the contemplated Award is intended to qualify as "performance-based compensation" under such section, then the committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such performance-based compensation, but may not exercise discretion to increase any such amount payable to a Covered Employee.

        The committee may establish an unfunded pool for purposes of measuring performance against performance goals. Settlement of performance pool Awards may be in Common Stock, cash, or a combination of Common Stock and cash at the discretion of the committee. All determinations by the committee as to the establishment, amount and achievement of performance goals will be made in writing and the committee may not delegate any responsibility relating to such Awards granted to Covered Employees (as defined below) under Section 162(m).

        Tax Withholding.    We and our subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Amended and Restated LTIP, including from a distribution of Common Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the committee may deem advisable to enable us and participants to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award.

        Subdivision or Consolidation.    In the event of certain changes to our capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, that result in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the committee as to the number and price of shares subject to an Award, the number of shares available for issuance under the Amended and Restated LTIP, and the maximum individual limitations applicable to share-based Awards.

        Change in Control.    Upon a "change in control" (as defined in the Amended and Restated LTIP), the committee shall have the discretion without the consent or approval of any holder to take any of the following actions: (i) accelerate the time at which Awards may be exercisable or become vested; (ii) require the surrender of an Award with or without a cash payment; or (iii) make any such adjustments as the committee determines appropriate.

        Termination of Employment.    The treatment of an Award upon a termination of employment or any other service relationship shall be specified in the agreement controlling such Award.

        Amendment.    The Board may amend, alter, suspend, discontinue or terminate the Amended and Restated LTIP at any time, subject to the approval of our stockholders if required by any state or federal law or regulation or the rules of any stock exchange; provided, that without the consent of an affected participant, no such action by the Board may materially and adversely affect the rights of such participant under any previously granted and outstanding Award. The committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award previously granted, except as otherwise provided in the Amended and Restated LTIP; provided, that without the consent of an affected participant, no such committee action may materially and adversely affect the rights of a participant under such Award.

        Term and Termination of the Plan.    No further Awards may be granted under the Amended and Restated LTIP after April 20, 2022. The Board in its discretion may terminate the Amended and Restated LTIP at any time with respect to any shares of Common Stock that are not subject to previous Awards. The Amended and Restated LTIP will remain in effect until all Awards granted under the Amended and Restated LTIP have been satisfied or have expired.

        Transferability of Awards.    Awards will not generally be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order issued by a court of competent jurisdiction. An incentive stock option will not be transferable other than by will or the laws of descent and distribution. With respect to a specific nonstatutory option or SAR, in accordance with rules and procedures established by the committee from time to time, the Participant may transfer, for estate planning purposes, all or part of such Award to one or more immediate family members or related family trusts or partnerships or similar entities, as determined by the committee. Any attempt to transfer an Award in violation of the terms of the Amended and Restated LTIP or without proper notification to the committee shall be deemed null and void, and at the discretion of the committee, may result in a forfeiture of that Award.

        Clawback Policy.    The Amended and Restated LTIP will be subject to any written clawback policy we adopt in the future, which policy may subject a participant's Awards, or amounts paid or realizable under such Awards, under the Amended and Restated LTIP to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

Federal Income Tax Consequences

        The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences of certain transactions contemplated under the Amended LTIP. This description is based on current laws in effect on            , 2014, which are subject to change (possibly retroactively). The tax treatment of participants in the Amended and Restated LTIP may vary depending on each participant's particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Amended and Restated LTIP.

Tax Consequences to Participants under the Amended and Restated LTIP

        Stock Options and Stock Appreciation Rights.    Participants will not realize taxable income upon the grant of a stock option or an SAR. Upon the exercise of a nonstatutory option or an SAR, a participant will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "Tax Consequences to our Company" below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the Common Stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

        Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant's regular tax liability in a later year to the extent the participant's regular tax liability is in excess of the alternative minimum tax for that year.

        Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a "Disqualifying Disposition"), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

        We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under "Tax Consequences to the Company," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

        Under current rulings, if a participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

        The Amended and Restated LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Amended and Restated LTIP allows the committee to permit the transfer of Awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.

        The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonstatutory option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

        In addition, if a participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor's gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2014, subject to adjustment in future years), (ii) the transferor's lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the participant's gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

        This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options or to SARs is uncertain and the gift tax implication of such a transfer is a risk the transferor will bear upon such a disposition.

        Restricted Stock Units; Restricted Stock; Bonus Stock; Cash Awards.    A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our Common Stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the Common Stock received. The dividend equivalents, if any, received with respect to a restricted stock unit award will be taxable as ordinary compensation income, not dividend income, when paid.

        A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the Common Stock when it is received, reduced by any amount paid by the recipient; however, if the Common Stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

        A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the Common Stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant's capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under "Tax Consequences to our Company," we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to our Company

        Reasonable Compensation.    In order for the amounts described above to be deductible by us (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

        Golden Parachute Payments.    Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended LTIP could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

        Performance-Based Compensation.    Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Amended and Restated LTIP could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain "performance-based compensation." In order to exempt "performance-based compensation" from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the committee and certain other requirements must be met, including stockholder approval requirements. To allow Awards to qualify as "performance-based compensation," we are seeking stockholder approval of the Amended and Restated LTIP and the material terms thereof, including the maximum amount of compensation that may be paid under the Amended and Restated LTIP. Performance awards intended to comply with Section 162(m) may not be granted in a given period if such Awards relate to a number of shares of Common Stock that exceeds a specified limitation or, alternatively, the performance awards may not result in cash compensation, for a participant, in a given year that exceeds a specified limitation. Under the terms of the Amended and Restated LTIP, a participant who receives an Award or Awards intended to satisfy the "performance-based compensation" exception to the $1,000,000 deductibility limitation may not receive performance awards relating to more than (i) 1,000,000 shares of Common Stock in a given calendar year in the case of stock-denominated Awards (subject to adjustment in a mnner consistent with the other provisions of the Amended and Restated LTIP), or (ii) $10,000,000 in a given calendar year with respect to cash-denominated Awards. Although the Amended and Restated LTIP has been drafted to satisfy the requirements for the "performance-based compensation" exception, we may determine that it is in our best interests not to satisfy the requirements for the exception in certain situations.

        The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

New Plan Benefits

        The future awards, if any, that will be made to eligible individuals under the Amended and Restated LTIP are subject to the discretion of the plan administrator and, in some case, are dependent on the attainment of performance goals, and thus we cannot currently determine the benefits or amounts that may be granted or paid to participants in the future or that would have been granted or paid for the Company's last completed fiscal year under the Amended and Restated LTIP. Therefore, the New Plan Benefits Table is not provided.

Consequences of Failing to Approve the Proposal

        Failure of our stockholders to approve this Proposal will not affect the rights of existing award holders under the LTIP; however, we may be required to reevaluate our compensation structure since adequate shares may not be available for grants in the future.

Vote Required

        Approval of the Amendment and Restatement of the LTIP requires the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock and Preferred Stock, on an as-converted basis into Common Stock, voting together as a single class, present and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this Proposal will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are not treated as entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

        The Board of Directors unanimously recommends stockholders vote FOR the approval of the amendment and restatement of the LTIP.

 PROPOSAL FOUR

APPROVAL OF MATERIAL PLAN TERMS OF THE MIDSTATES PETROLEUM
COMPANY, INC. 2012 LONG TERM INCENTIVE PLAN, AS AMENDED AND RESTATED,
FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF
SECTION 162(M) OF THE INTERNAL REVENUE CODE

Background and Purpose of the Proposal

        In addition to the amendment and restatement of the LTIP discussed in Proposal THREE above, the Board of Directors is also requesting that stockholders reapprove the material terms of the Amended and Restated LTIP so that certain designated awards under the Amended and Restated LTIP qualify for exemption from the deduction limitations of IRC Section 162(m). As discussed in Proposal THREE above, under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 ("Covered Employees") may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as "performance-based compensation" as defined in Section 162(m). In addition to certain other requirements, in order for awards under the Amended and Restated LTIP to constitute "performance-based compensation," the material terms of the Amended and Restated LTIP must be disclosed to and approved by our stockholders no later than the first stockholder meeting that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs, or at the time of a material amendment to the plan, whichever occurs first. Because we are seeking stockholder approval in Proposal THREE of a material amendment to the plan, we are also seeking this separate stockholder approval for purposes of Section 162(m).

        Under the Section 162(m) regulations, the material terms of the Amended and Restated LTIP are (i) the maximum amount of compensation that may be paid to a participant under the Amended and Restated LTIP in any fiscal year, (ii) the employees eligible to receive compensation under the Amended and Restated LTIP, and (iii) the business criteria on which the performance goals are based. We intend that certain awards under the Amended and Restated LTIP will qualify for exemption from the deduction limitations of Section 162(m). Accordingly, we are asking our stockholders to reapprove the material terms of the Amended and Restated LTIP for Section 162(m) purposes so that awards under the Amended and Restated LTIP that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) will be fully deductible by us. The material terms of the Amended and Restated LTIP are disclosed above in Proposal THREE as follows: (i) the maximum amount of compensation is described in the section entitled "Summary of the Amended and Restated LTIP—Individual Limitations on Awards," (ii) the eligible employees are described in the section entitled "Summary of the Amended and Restated LTIP—Eligibility to Participate," and (iii) the business criteria are described in the section entitled "Summary of the Amended and Restated LTIP—Performance Awards."

Consequences of Failing to Approve the Proposal

        Failure of our stockholders to approve this Proposal will mean that our Covered Employees may not receive the compensation that we intended to provide to them under the Amended and Restated LTIP and that the deductibility of awards granted to Covered Employees after the 2014 Annual Meeting will potentially be limited. The Amended and Restated LTIP will not be implemented unless approved by stockholders. The Compensation Committee retains the ability to evaluate the performance of our Covered Employees and to pay appropriate compensation, even if some of it may be non-deductible, although no compensation will be payable to the Covered Employees under the Amended and Restated LTIP if our stockholders do not approve this Proposal.

Vote Required

        Approval of the material terms of the Amended and Restated LTIP for Section 162(m) purposes requires the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock and Preferred Stock, on an as-converted basis into Common Stock, voting together as a single class, present and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this Proposal will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are not treated as entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

        The Board of Directors unanimously recommends stockholders vote FOR the approval of the material terms of the Amended and Restated LTIP for purposes of Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

        The following information is reported as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	3,390,745
Total	—	—	3,390,745

        Our only equity compensation plan is the Midstates petroleum Company, Inc. 2012 Long Term Incentive Plan, also referred to herein as the "LTIP." The LTIP was approved by our shareholders prior to our initial public offering but as of December 31, 2013 had not been approved by our public shareholders. Please see "Proposal THREE—Approval of the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan" of this Proxy Statement for a description of the material terms of the LTIP.

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

        This compensation discussion and analysis, or CD&A, provides information about our compensation objectives and policies for our Chief Executive Officer, our Chief Financial Officer, and our other three most highly-compensated executive officers for the year ended December 31, 2013. We also provide information about Stephen C. Pugh, our former Executive Vice President and Chief Operating Officer, as he would have been one of our three most highly-compensated executive officers during 2013 but for the fact he was no longer providing services to us at the end of 2013. We refer to the aforementioned individuals throughout this discussion as the "Named Executive Officers" and their names, titles and positions are as follows:

Name	Title and Position
John A. Crum	Former Chairman, President and Chief Executive Officer
Thomas L. Mitchell	Former Executive Vice President and Chief Financial Officer
Nelson Haight	Senior Vice President and Chief Financial Officer
Dexter Burleigh	Senior Vice President—Strategic Planning and Treasury
Curtis Newstrom	Senior Vice President—Business Development
Stephen C. Pugh	Former Executive Vice President and Chief Operating Officer

        Mr. Pugh's employment with the Company terminated effective October 3, 2013. Effective January 6, 2014, Mr. Mitchell resigned from employment with the Company and Mr. Haight was promoted to the position of Senior Vice President and Chief Financial Officer. Mr. Crum's employment with the Company terminated effective March 31, 2014 and Dr. Hill was appointed Interim President and Chief Executive Officer, effective March 31, 2014

        Although this CD&A focuses primarily on the information in the tables below and related footnotes, as well as the supplemental narratives, relating to the fiscal year ended December 31, 2013, we also describe compensation actions taken before or after the last completed fiscal year to the extent we believe such information could affect a fair understanding of the Named Executive Officers' compensation for the 2013 fiscal year.

2013 Business Highlights

        We believe that our executive management team created significant value for our stockholders in 2013. The following are key highlights of our achievements during fiscal year 2013:

  •
  Increased average daily production 139% year-over-year to 23,927 barrels of oil equivalent per day ("Boepd") in 2013, up from 9,999 Boepd in 2012.

  •
  On May 31, 2013, the Company closed on the acquisition of producing properties and undeveloped acreage in the Anadarko Basin in Texas and Oklahoma for $620 million, adding 37.6 million barrels of oil equivalent ("MMBoe") of proved reserves.

  •
  Achieved record Adjusted EBITDA of $330.1 million in 2013, up 128% from $144.6 million in 2012.

  •
  Completed and placed on production 124 gross (101 net) wells during 2013.

  •
  Increased total estimated net proved oil and natural gas reserves to 127.8 MMBoe at December 31, 2013, a 69% increase over year-end 2012 total estimated net proved reserves.

Compensation Program Philosophy and Objectives

        Our future success and the ability to create long-term value for our stockholders depends on our ability to attract, retain and motivate some of the most qualified individuals in the oil and gas industry. Our compensation program is designed to reward performance that supports our long-term strategy and the achievement of our short-term goals. We believe that compensation should:

  •
  help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

  •
  align the interests of the individual with those of our stockholders and motivate long-term value creation;

  •
  be directly tied to the attainment of annual performance targets and reflect the Named Executive Officer's individual contribution thereto;

  •
  pay for performance, whereby an individual's total direct compensation is heavily influenced by company performance; and

  •
  reflect the unique qualifications, skills, experience and responsibilities of each individual.

Setting Executive Officer Compensation

        Our Compensation Committee makes all compensation decisions related to our Named Executive Officers. For each fiscal year, our Chief Executive Officer, reviews our Named Executive Officers' current compensation and makes a recommendation to our Compensation Committee regarding overall compensation structure and individual compensation levels for each Named Executive Officer other than himself.

        As discussed in greater detail throughout this CD&A, our Compensation Committee met numerous times during 2013 to review and discuss executive compensation matters with respect to 2013. Our Compensation Committee intends to set our Named Executive Officer's base salary compensation at approximately the 50th percentile within our peer group and to provide our Named Executive Officers with an opportunity to earn compensation up to approximately the 75th percentile for total direct compensation, subject to target performance metrics being met or exceeded. Although our Compensation Committee reviews survey information as a frame of reference, ultimately the compensation decisions take into consideration, in material part, factors such as a particular Named Executive Officer's contribution to our financial performance and condition, as well as such officer's qualifications, skills, experience and responsibilities. Our Compensation Committee considers outside factors as well, such as shortages in the industry of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary of a particular officer may be greater or less than the 50th percentile of our peers and total direct compensation may be greater or less than the 75th percentile of our peers and, if lower than these levels, our Compensation Committee recognizes that the compensation of certain of our executive officers may continue to build to these levels.

        Our Compensation Committee reviews our executive compensation program on an annual basis. During the first quarter of 2013, our Compensation Committee reviewed recommendations regarding changes to 2013 compensation for our Named Executive Officers and, following consultation with management, in February 2013, our Compensation Committee approved certain changes to our executive compensation program for 2013 that are described in the following sections of this CD&A. Similarly, during the first quarter of 2014, our Compensation Committee reviewed preliminary recommendations regarding changes to 2014 executive compensation and met with management and other members of our Board of Directors to discuss these recommendations. In February 2014, our Compensation Committee and our Board of Directors approved certain changes to our executive compensation program for 2014 that are also discussed below under "Elements of Our Compensation and Why We Pay Each Element."

        Benchmarking and Peer Group.    For 2013, our Compensation Committee met with members of our management team and representatives from Longnecker, our compensation consultant, to select a group of companies as a "peer group" for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for 2013 compensation packages for our executive officers and our non-employee directors that receive compensation. The oil and gas companies that comprise this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization and enterprise value as us and (ii) potentially compete with us for executive-level talent. In light of these considerations, it was determined that certain changes to the 2012 peer group were necessary in order to establish an appropriate peer group for 2013 as a result of the Company's significant growth during this period.

        The 2013 peer group for compensation purposes consisted of:

• Approach Resources, Inc.	• Laredo Petroleum Holdings, Inc.
• Berry Petroleum Co.	• Magnum Hunter Resources Corp.
• Bill Barrett Corp.	• Oasis Petroleum Inc.
• Clayton Williams Energy, Inc.	• PDC Energy, Inc.
• EPL Oil & Gas, Inc.	• Rosetta Resources, Inc.
• Forest Oil Corporation	• Stone Energy Corp.
• Gulfport Energy Corp.	• Swift Energy Co.
• Halcon Resources Corporation

        Longnecker compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Longnecker also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to individuals with comparable duties and responsibilities at companies within our peer group and in the survey data. As noted above, our Compensation Committee generally targets base salary levels for our Named Executive Officers at roughly the 50th percentile of our peer group, and annual cash and long-term incentive awards so that our Named Executive Officers have the opportunity to realize, in future years, total direct compensation up to the 75th percentile of our peer group based on strong company performance. In order to provide our Named Executive Officers with these approximate levels of base salary and total compensation opportunities for 2013, to motivate and retain our executive talent, and, in some cases, to recognize the added responsibility that comes with changes in duties and positions, we increased the base salary rates of certain of our Named Executive Officers for 2013, which reflects our Company's growth from 2012 to 2013 and the changes in our peer group composition. Please see "—Elements of Our Compensation and Why We Pay Each Element-Base Salary" for more information.

        Prior to the November 2013 meeting of our Compensation Committee, Longnecker worked with members of our management team and our Compensation Committee to adjust our peer group for 2014 so that the companies considered for compensation-setting purposes continue to be appropriate comparators based on the criteria described above. To reflect changes in the Company's annual revenue, assets, market capitalization and enterprise value, the 2014 peer group for compensation purposes consists of:

• Approach Resources, Inc.	• Halcon Resources Corporation
• Bill Barrett Corp.	• Magnum Hunter Resources Corp.
• Clayton Williams Energy, Inc.	• PDC Energy, Inc.
• Endeavour International Corporation	• Penn Virginia Corporation
• EPL Oil & Gas, Inc.	• Stone Energy Corp.
• Forest Oil Corporation	• Swift Energy Co.
• Goodrich Petroleum Corp.

        For subsequent years, our Compensation Committee will review and re-determine on an annual basis the composition of our peer group so that the peer group will continue to consist of oil and gas exploration and production companies (i) with annual revenue, assets, market capitalization and enterprise value (or other appropriate metrics) similar to us and (ii) which potentially compete with us for executive-level talent.

        Role of the Compensation Consultant.    Our Compensation Committee's charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist it in its duties. For 2013, our Compensation Committee engaged Longnecker to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Longnecker periodically meet with our Compensation Committee throughout the year and advise our Compensation Committee with regard to general trends in director and executive compensation, including (i) competitive benchmarking; (ii) incentive plan design; (iii) peer group selection; and (iv) other matters relating to executive compensation. In addition, Longnecker provides our Compensation Committee and management with survey compensation data regarding our compensation peer group for each fiscal year. Longnecker did not provide any services to us or to management other than the services provided to the Compensation Committee. As discussed above under "Meetings and Committees of Directors—Compensation Committee," the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.

Elements of Our Compensation and Why We Pay Each Element

        The compensation program for our Named Executive Officers is comprised of the following four elements:

  •
  base salary;

  •
  annual performance-based cash incentive awards;

  •
  long-term equity-based compensation (including restricted stock awards); and

  •
  other employee benefits.

        Base Salary.    Base salary is the fixed annual compensation we pay to each Named Executive Officer for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. We pay each Named Executive Officer a base salary in order to:

  •
  recognize each executive officer's unique value and contributions to our success in light of salary norms in the industry and the general marketplace;

  •
  remain competitive for executive-level talent within our industry;

  •
  provide executives with sufficient, regularly-paid income; and

  •
  reflect position and level of responsibility.

        In setting annual base salary amounts, our Compensation Committee aims to pay base salaries that, by position, are in approximately the 50th percentile of our peer group, although the Compensation Committee also takes into consideration factors such as the particular officer's contribution to our financial performance and condition, as well as the officer's qualifications, skills, experience and responsibilities. Our Compensation Committee reviewed data provided by Longnecker with respect to our 2013 compensation peer group and, at its February 2013 meeting, approved certain changes to the base salaries of our Named Executive Officers for fiscal year 2013.

        Specifically for 2013, the Committee increased the annual base salary of (i) Mr. Burleigh, then the Company's Vice President—Strategic Planning and Treasury, from $230,000 to $240,000; (ii) Mr. Newstrom, then the Company's Vice President—Business Development, from $275,000 to $290,000; and (iii) Mr. Haight, then the Company's Vice President—Controller, from $200,000 to $208,000. The annual base salaries for Messrs. Crum, Mitchell and Pugh were not increased for 2013. Increases were primarily implemented so that the base salaries of our Named Executive Officers would more closely align with the 50th percentile of our 2013 compensation peer group, the executive officers would have an opportunity to earn up to the 75th percentile for total direct compensation, and the executive officers at the same level of responsibility within our organization are consistently compensated. These increased base salaries reflect changes to our peer group composition as a result of the Company's significant growth from 2012 to 2013. In light of Mr. Mitchell's extensive experience, Mr. Mitchell's base salary for 2013 remained above the 50th percentile of base salaries for other chief financial officers at companies within our 2013 compensation peer group. The following table shows how the 2013 base salary rate of each Named Executive Officer, which became effective March 1, 2013, compares to the base salary rates of similarly situated officers at the 50th percentile of our peer group:

	2013 Base Salary	50th Percentile of 2013 Peer Group	Percentage of 50th Percentile
John A. Crum	$600,000	$580,242	103%
Thomas L. Mitchell	$450,000	$322,087	140%
Nelson Haight	$208,000	$190,826	109%
Dexter Burleigh	$240,000	$223,446	107%
Curtis Newstrom	$290,000	$281,780	103%
Stephen C. Pugh	$360,000	$353,241	102%

        In May 2013, in connection with Mr. Burleigh's promotion to Senior Vice President—Strategic Planning and Treasury and Mr. Newstrom's promotion to Senior Vice President—Business Development, the annual base salaries of Messrs. Burleigh and Newstrom were increased to $280,000 and $310,000, respectively. In August 2013, in connection with Mr. Haight's promotion to Vice President and Chief Accounting Officer, Mr. Haight's annual base salary was increased to $250,000.

        At its February 2014 meeting, our Compensation Committee reviewed data with respect to our 2014 compensation peer group and approved increases to the base salaries of certain of our Named Executive Officers for fiscal year 2014. These increases were primarily implemented so that the base salaries of our Named Executive Officers would more closely align with the 50th percentile of our 2014 compensation peer group. In light of the additional responsibilities of Messrs. Burleigh and Newstrom in a variety of areas throughout our organization, their annual base salaries for 2014 remain above the 50th percentile of base salaries for other officers with similar positions at companies within our 2014 compensation peer group. In addition, the base salary increase for Mr. Haight reflects his promotion to Senior Vice President and Chief Financial Officer in January 2014. As such, the 2014 base salaries of our Named Executive Officers as compared to the base salary rates of officers with like positions at the 50th percentile of our peer group were set as follows:

	2014 Base Salary(1)	50th Percentile of 2014 Peer Group	Percentage of 50th Percentile
John A. Crum	$600,000	$680,745	88%
Nelson Haight	$300,000	$412,673	73%
Dexter Burleigh	$290,000	$238,735	121%
Curtis Newstrom	$320,000	$276,134	116%

(1)
Base salary increases were effective March 1, 2014, except with respect to Mr. Haight, whose base salary increase was effective in January 2014 to correspond with his promotion.

        Additionally, in connection with Dr. Hill's appointment as Interim President and Chief Executive Officer in March 2014, the Compensation Committee reviewed data provided by Longnecker with respect to the compensation of interim chief executive officers of similarly situated companies and approved additional cash compensation of $100,000 per month to Dr. Hill for assuming the role. Dr. Hill will not participate in the Company's annual performance-based cash incentive bonus program or receive any grants at this time under the LTIP related to his service as Interim President and Chief Executive Officer. Dr. Hill will also retain the compensation package he currently receives for his service on the Company's Board of Directors, which includes an annual cash retainer in the amount of $50,000 and an award of restricted stock equal to a number of shares having a value of approximately $125,000 on the date of grant under the terms of the LTIP.

        Annual Performance-Based Cash Incentive Awards.    We have historically utilized, and expect to continue to utilize, performance-based annual cash incentive awards to reward achievement of specified performance goals for the Company as a whole with a time horizon of one year or less. We include an annual performance-based cash incentive award as part of our compensation program because we believe this element of compensation helps to:

  •
  motivate management to achieve key annual corporate objectives, and

  •
  align executives' interests with our stockholders' interests.

        Amounts paid under the performance-based annual cash incentive program are paid in the Compensation Committee's sole discretion. The Compensation Committee takes into account several quantitative and qualitative factors, including the achievement of pre-established goals or metrics, which we call "Key Performance Indicators," or "KPIs," when determining the amount of payment awarded to each Named Executive Officer. At the beginning of each year, our Chief Executive Officer develops a proposal for the annual performance metrics for that year. The Chief Executive Officer then presents his proposal to the Compensation Committee, which independently analyzes the proposed annual performance metrics, makes modifications as it sees fit, and then approves a final set of performance metrics for the year. The performance metrics are then presented to the Named Executive Officers and other members of senior management so that they fully understand the program and the goals for that particular year. In the event that the Company makes a material acquisition during the course of the year, the performance metrics may be adjusted by the Compensation Committee, in its discretion, to appropriately address any changes in the asset makeup of the Company post-acquisition.

        Under our current annual bonus program, our performance goals serve less as a formula and more as guidelines for our Compensation Committee to utilize throughout the year to ensure that payment of compensation under the program is aligned with the achievement of our Company's goals and targets. The performance goals are only one factor utilized by our Compensation Committee, alongside a number of other subjective features, such as extenuating market circumstances, individual performance and safety performance, when determining actual amounts of awards. Our Compensation Committee retains the ability to apply discretion to awards based on extenuating market circumstances or individual performance and to modify amounts based on safety performance.

        If we achieve the target performance metric, the cash incentive awards are expected to be paid at target levels. In order to create additional incentive for exceptional company performance based on the metrics described above and the discretion of our Compensation Committee, awards can be paid up to a maximum percentage of the base salary designated for each Named Executive Officer, but it is not expected that payment at this level would occur in most years. We set threshold, target and maximum levels for the performance metrics to serve as a guideline for determining the actual bonus amounts earned by our Named Executive Officers for 2013. In setting the performance incentive metrics for 2013, our Compensation Committee considered the extent to which targets were met in prior years to ensure that the targets utilized are sufficiently challenging. In February 2013, the Compensation Committee established the target, threshold and maximum awards to our Named Executive Officers, as a percentage of base salary, as set out in the table below. Actual award amounts are dependent on performance relative to specified performance metrics and subject to the discretion of our Compensation Committee.

	Threshold Award (as a % of base salary)	Target Award (as a % of base salary)	Maximum Award (as a % of base salary)
John A. Crum	50%	100%	200%
Thomas L. Mitchell	40%	80%	160%
Nelson Haight(1)	25%	50%	100%
Dexter Burleigh(2)	25%	50%	100%
Curtis Newstrom(3)	30%	60%	120%
Stephen C. Pugh	40%	80%	160%

(1)
In connection with his promotion, Mr. Haight's threshold award percentage was increased to 37.5%, his target award percentage was increased to 75%, and his maximum award percentage was increased to 150% of base salary.

(2)
In connection with his promotion, Mr. Burleigh's threshold award percentage was increased to 32.5%, his target award percentage was increased to 65%, and his maximum award percentage was increased to 130% of base salary.

(3)
In connection with his promotion, Mr. Newstrom's threshold award percentage was increased to 35%, his target award percentage was increased to 70%, and his maximum award percentage was increased to 140% of base salary.

        In 2013, the Compensation Committee established five KPIs, in addition to an overall adjustment for safety and environmental performance that could increase bonuses awarded under the Bonus Plan by up to 25% in the event of extraordinary performance in that area or decrease the bonuses awarded under the Bonus Plan by up to 100% in the event of severe underperformance. The specific goals set by the Compensation Committee at the beginning of 2013 and the weight given to each are listed below.

 2013 Annual Performance-Based Bonus Plan

Key Performance Indicators	% of Bonus Target	Minimum Performance for Payout	Target Performance	Maximum Performance Payout
Production Volumes (Boe/d)	28%	22,500	25,000	30,000
Drilling and Completion Internal Rate of Return (%)	21%	15%	25%	45%
All Sources Finding Costs ($/Boe)	14%	$30.00	$25.00	$15.00
Lease Operating Expense ($/Boe)	7%	$9.25	$7.75	$6.75
Strategic Corporate Objectives	30%		N/A
Safety & Environmental Performance	Overall consideration of performance in these areas, which may increase or decrease total bonus amount

        Actual performance for each KPI for the fiscal year is measured and reviewed by the Compensation Committee during the first few months following the end of the fiscal year for which the annual bonus is earned. As noted above, while the Compensation Committee closely examines company and individual performance with respect to each KPI, the Compensation Committee retains the discretion to increase or decrease a Named Executive Officer's annual cash bonus despite KPI performance based on an overall qualitative assessment of the individual officer's performance.

        In February 2014, the Compensation Committee reviewed 2013 actual performance against each of the KPIs. The Company achieved (i) between the minimum and target performance for payout under the Production Volumes and Lease Operating Expense metrics, (ii) slightly above target performance under the Drilling and Completions Internal Rate of Return metric and (iii) between the target and maximum performance under the All Sources Finding Costs metric. With respect to the Strategic Corporate Objectives metric, the Compensation Committee established goals at the beginning of 2013 with respect to execution and integration of acquisitions, creating financial flexibility and the improvement of debt metrics, implementing critical business processes, further developing the Company's organic growth strategy and staffing critical leadership roles. After giving consideration to the efforts made by the Company on these initiatives, the Compensation Committee assigned a slightly above target payout under the Strategic Corporate Objectives KPI. The Compensation Committee did not increase or decrease the payout under the 2013 Bonus Plan for safety and environmental performance.

        Overall, the formulaic outcome based on the above KPI payouts called for a total payout under the 2013 Bonus Plan of approximately 107% of the target level. However, due to the Company's stock price performance during 2013, the Compensation Committee established a total bonus pool under the 2013 Bonus Plan equal to 90% of the target awards of the participants in the plan. The Compensation Committee granted the Named Executive Officers awards in the following amounts, which are included in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" for 2013: (i) Mr. Crum—$540,000; (ii) Mr. Haight—$158,000; (iii) Mr. Burleigh—$158,000 and (iv) Mr. Newstrom—$209,000. None of the awards paid to the Named Executive Officers for 2013 were in excess of the officers' target award percentages. As Mr. Mitchell's employment with the Company terminated prior to the bonuses being paid, Mr. Mitchell did not receive a bonus. Per the terms of his separation agreement with the Company, Mr. Pugh was awarded $197,391 under the program, the amount awarded to him as a bonus for 2013, prorated for the number of days of his employment during 2013.

        With respect to annual incentive awards for 2014, our Compensation Committee has adopted substantially the same performance metrics as those applicable to the 2013 incentive awards, with updated threshold, target and maximum performance targets. The percentages used to determine the target bonus opportunities for the Named Executive Officers remain the same for 2014 as they were at the end of the 2013 program. On a going forward basis, our Compensation Committee will consider making modifications to our annual bonus program for future years so that future annual incentive awards may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. The Compensation Committee retains the discretion to administer an annual bonus program that may not qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code if it feels that the flexibility provided by such a program is in the best interest of the company and necessary to properly motivate and retain our Named Executive Officers. See "—Accounting and Tax Considerations" for more information.

        Long-Term Equity-Based Incentives.    We believe a formal long-term equity incentive program is a valuable compensation tool and is consistent with the compensation programs of the companies in our peer group. We maintain a Long-Term Incentive Plan, or LTIP, which permits the grant of our stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

  •
  balances short and long-term objectives;

  •
  aligns our executives' interests with the long-term interests of our stockholders;

  •
  rewards long-term performance relative to industry peers;

  •
  makes our compensation program competitive from a total remuneration standpoint;

  •
  encourages executive retention; and

  •
  gives executives the opportunity to share in our long-term value creation.

        Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the Committee determines appropriate in its sole discretion. To date, our long-term equity-based incentive compensation program has consisted solely of restricted stock awards. For 2013, the Compensation Committee made annual awards of restricted stock to our Named Executive Officers and also made discretionary grants of restricted stock to certain Named Executive Officers during 2013 in connection with promotions (the "Promotion Grants"). The Compensation Committee may determine in the future that different and/or additional award types are appropriate.

        We believe restricted stock awards effectively align our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes. For 2013, our Compensation Committee made annual awards of restricted stock to our Named Executive Officers with an aggregate value at the time of grant equal to a specified percentage of the individual's base salary for the year.

        At its February 2013 meeting, our Compensation Committee approved annual restricted stock awards to our Named Executive Officers. These awards will vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. The first 1/3 tranche vested on February 21, 2014, the second 1/3 tranche will vest on February 21, 2015, and the final 1/3 tranche will vest on February 21, 2016, in each case, subject to the award recipient's continued employment. The vesting of these awards will accelerate in full if the award recipient's employment is terminated due to either death or disability, and the awards are subject to the accelerated vesting provisions contained in any existing employment agreement. These accelerated vesting provisions are described in greater detail below in the section entitled "Potential Payments upon Termination or Change in Control." The annual restricted stock awards were granted to our Named Executive Officers on February 21, 2013 in the following amounts: (i) Mr. Crum—225,000 restricted shares, (ii) Mr. Mitchell—169,000 restricted shares, (iii) Mr. Pugh—135,000 restricted shares, (iv) Mr. Burleigh—36,000 restricted shares, (v) Mr. Haight—25,000 restricted shares and

(vi) Mr. Newstrom—52,000 restricted shares. The awards to the Named Executive Officers were intended to represent a number of shares with an aggregate value at the time of grant approximately equal to the following percentages of base salary: (i) Mr. Crum—400%, (ii) Mr. Mitchell—300%, (iii) Mr. Pugh—300%, (iv) Mr. Burleigh—125%, (v) Mr. Haight—100% and (vi) Mr. Newstrom—150%. While a Named Executive Officer holds unvested restricted shares, he is entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and to receive dividends thereon, which dividends must be paid within 30 days of the date dividends are distributed to our stockholders generally.

        In addition to the annual grants described above, our Compensation Committee made Promotion Grants of restricted stock to certain of the Named Executive Officers during the year in connection with their promotions. The following Promotion Grants were made: (i) Mr. Newstrom—30,000 restricted shares granted on May 16, 2013, (ii) Mr. Burleigh—24,000 restricted shares granted on May 16, 2013, and (iii) Mr. Haight—24,000 restricted shares granted on August 23, 2013 and 48,000 restricted shares granted on January 1, 2014. These awards vest over three years, and are subject to the same accelerated vesting provisions described above for the annual restricted stock grants.

        At its February 2014 meeting, our Compensation Committee again approved annual restricted stock awards to our Named Executive Officers. The number of shares of restricted stock granted to each Named Executive Officer is as follows: (i) Mr. Haight—120,000 restricted shares, (ii) Mr. Burleigh—87,000 restricted shares and (iii) Mr. Newstrom—129,000 restricted shares. These awards were granted to our Named Executive Officers on February 21, 2014 and will vest ratably over a three year period, subject to the same accelerated vesting terms as the prior annual restricted stock awards. The awards to the Named Executive Officers were intended to represent a number of shares with an aggregate value at the time of grant approximately equal to the following percentages of base salary: (i) Mr. Haight—200%, (ii) Mr. Burleigh—150% and (iii) Mr. Newstrom—200%.

        Mr. Crum was not awarded any shares under the LTIP during 2014 and, in connection with his separation from the Company in April 2014, the Compensation Committee accelerated the vesting of 150,000 of Mr. Crum's restricted shares that remained unvested pursuant to the terms of the applicable award agreement and the terms of the LTIP.

        In connection with Mr. Pugh's separation from the Company in October 2013, the Compensation Committee provided that (i) with respect to the 135,000 unvested shares of restricted stock granted February 21, 2013, 30,000 shares would vest on February 21, 2014 and the remaining 105,000 unvested shares of restricted stock would be forfeited and (ii) with respect to the 107,692 unvested shares of restricted stock granted April 25, 2012, 26,923 shares would vest on April 25, 2014 and the remaining 80,769 unvested shares of restricted stock would be forfeited. All Mr. Mitchell's unvested restricted stock was forfeited at the time of his separation from the Company.

        Other Employee Benefits.    All of our full-time employees, including our Named Executive Officers, receive the same health and welfare benefits. The benefits include a 401(k) retirement program with a company match of up to 8% of base salary, health insurance, dental insurance, life and accidental death and dismemberment insurance, as well as long term disability insurance. We do not currently offer any other retirement or pension program as we feel that the compensation package offered to our Named Executive Officers provides compensation and incentives sufficient to attract and retain excellent talent without the addition of this benefit.

Employment Agreements

        Effective as of the completion of our initial public offering in April 2012, we entered into new employment agreements with certain of our executive officers, including our Named Executive Officers (the "Employment Agreements"). Mr. Haight's employment agreement was amended at the time of his promotion to Senior Vice President and Chief Financial Officer. Other than the provisions of the agreements that survive termination, the employment agreements for Messrs. Crum, Mitchell and Pugh are no longer in effect. The material terms of the Employment Agreements are outlined below.

        The initial term of the Employment Agreements is two years with automatic extensions for additional one-year periods unless either party provides at least sixty days advance written notice of the intent to terminate the Employment Agreement. Each executive is entitled to four weeks of vacation each year during the term of the Employment Agreement. The Employment Agreement contains a confidentiality obligation on the part of the executive of indefinite duration and non-competition and non-solicitation obligations on the part of the executive for a period of one-year following his termination of employment with us for any reason other than death or disability.

        Upon a termination of the executive's employment by us for Cause, by the executive without Good Reason, or due to death or disability during the term of the Employment Agreement, the executive is entitled to: (i) the portion of the executive's base salary accrued through the termination to the extent not previously paid, any expense reimbursement accrued and unpaid, any employee benefits pursuant to the terms of the applicable employee benefit plan, and any accrued but unused vacation (the "Accrued Obligations"), and (ii) any accrued or vested amount arising from the executive's participation in, or benefits under, any incentive plans (the "Accrued Incentives"), which amounts are payable in accordance with the terms and conditions of such incentive plans.

        Upon a termination of the executive's employment by us without Cause or by the executive for Good Reason during the term of the Employment Agreement, the executive is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) a lump-sum cash payment equal to the average annual bonus paid to the executive for the three immediately preceding completed fiscal years, and (iv) continued payment of the executive's base salary for a period of 18 months for Mr. Haight and 12 months for Messrs. Burleigh, Hebertson and Newstrom.

        Upon a termination of the executive's employment by us without Cause or by the executive for Good Reason during the term of the Employment Agreement and within twelve months of a change in control of us, the executive is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) accelerated vesting for all equity or equity based awards granted under the new long-term incentive plan that are not intended to be "qualified performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"), and (iv) a lump-sum cash payment equal to the product of (x) the highest annual bonus paid to the executive for the three immediately preceding completed fiscal years plus the highest base salary paid to the executive during the three years immediately preceding the change in control, multiplied by (y) 2.0.

        For purposes of the Employment Agreement, "Cause", in all material respects, means: (i) nonperformance by the executive of his obligations and duties, (ii) commission by the executive of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against us or other conduct harmful or potentially harmful to our best interest, (iii) a material breach by the executive of the non-competition, non-solicitation, or confidentiality obligations under the Employment Agreement, (iv) the executive's conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving fraud, dishonesty, or moral turpitude or causing material harm, financial or otherwise, to us, (v) the refusal or failure of the executive to carry out, or comply with, in any material respect, any lawful directive of our Board of Directors, (vi) the executive's unlawful use (including being under the influence) or possession of illegal drugs, or (vii) the executive's willful violation of any federal, state, or local law or regulation applicable to us or our business which adversely affects us.

        For purposes of the Employment Agreement, "Good Reason" means any of the following, but only if occurring without the executive's consent: (i) a material diminution in the executive's base salary, (ii) a material diminution in the executive's authority, duties, or responsibilities, (iii) the relocation of the executive's principal office to an area more than 50 miles from its location immediately prior to such relocation, or (iv) our failure to comply with any material provision of the Employment Agreement.

        Severance payments made under the Employment Agreement are contingent upon the executive's execution of a valid release of claims. Further, severance payments may be stopped and any payments already made must be repaid in the event the executive violates the confidentiality, non-competition or non-solicitation provisions of the Employment Agreement.

        Section 280G of the Code prevents a corporate payor from deducting certain large payments contingent upon a change in control ("parachute payments") from the corporation's gross income for federal tax purposes. In addition, Section 4999 of the Code imposes an excise tax on the recipient of an excess parachute payment equal to 20% of the amount of the excess parachute payment. In the event that Section 280G of the Code applies to any compensation payable to the executives, the Employment Agreement provides that we will either (x) reduce the payment(s) to an amount that is one dollar less than the amount that would trigger the application of Section 280G of the Code, or (y) make the full payment owed to the executive, whichever of (x) or (y) results in the best net after tax position for the executive. The Employment Agreements do not provide any obligation for us to pay a "gross-up" or make the executive whole for any excise or regular income taxes, including the excise taxes that may be due under Section 4999 of the Code.

Severance Arrangements

  Stephen C. Pugh

        In connection with his separation, Mr. Pugh entered into an agreement (the "Pugh Separation Agreement") with us pursuant to which Mr. Pugh resigned as an officer of the Company effective October 3, 2013. Upon his execution of a waiver and release, Mr. Pugh was entitled to receive the following payments and benefits following his separation: (i) salary continuation payments for a period of 18 months following separation, which equals an aggregate amount of $540,000, the right to which arose from Mr. Pugh's employment, (ii) a lump sum cash payment of $88,000, or the average of the annual bonuses paid to Mr. Pugh for the years in which he was employed by us, the right to which also arose from Mr. Pugh's employment agreement and (iii) the Accrued Obligations as defined in Mr. Pugh's employment agreement. Additionally, in the first quarter of 2014 when bonuses were paid pursuant to the terms and conditions of our annual cash bonus program for 2013, Mr. Pugh also received an award under the plan, prorated for the number of days of his employment during 2013.

        With respect to Mr. Pugh's outstanding awards under the LTIP, the Pugh Separation Agreement provides as follows: (i) on April 25, 2014, 26,923 shares of restricted common stock relating to Mr. Pugh's April 25, 2012 grant will vest and the remaining 80,769 unvested shares will be forfeited as of the date of the Pugh Separation Agreement and (ii) on February 21, 2014, 30,000 shares of restricted common stock relating to Mr. Pugh's February 21, 2013 grant will vest and the remaining 105,000 unvested shares will be forfeited as of the date of the Pugh Separation Agreement. The Pugh Separation Agreement contains non-competition, non-solicitation and non-disparagement provisions, provisions regarding reimbursement for continued health insurance coverage and a waiver and release.

  John A. Crum

        On March 20, 2014, we announced that Mr. Crum would resign from his position as President, Chief Executive Officer and Chairman of the Board, effective as of March 31, 2014. In connection with Mr. Crum's resignation, we entered into a separation agreement with Mr. Crum (the "Crum Separation Agreement").

        Pursuant to the Crum Separation Agreement, Mr. Crum will be entitled to receive the following payments and benefits following his separation: (i) salary continuation payments for a period of

24 months following separation, which equals an aggregate amount of $1,200,000, the right to which arose from Mr. Crum's employment agreement; (ii) a lump sum cash payment of $320,000, or the average of the annual bonuses paid to Mr. Crum for the years in which he was employed by us, the right to which also arose from Mr. Crum's employment agreement; (iii) a lump sum cash payment of $540,000, or the amount to be paid to Mr. Crum under our annual cash bonus program for 2013; (iv) accelerated vesting of Mr. Crum's outstanding unvested restricted stock awards, or 150,000 shares of restricted stock and (v) the Accrued Obligations as defined in Mr. Crum's employment agreement.

        Under the Crum Separation Agreement, Mr. Crum has agreed to continue to abide by the confidentiality, non-competition and non-solicitation covenants in the employment agreement that we entered into with Mr. Crum to the extent applicable following his separation. As a condition to receipt of the consideration described in the preceding paragraph, Mr. Crum has agreed to execute a waiver and release of claims in favor of us.

        Dr. Peter J. Hill, one of our directors, was appointed to serve as Interim President and Chief Executive Officer following Mr. Crum's resignation. The Company does not have an employment agreement with Dr. Hill.

  Thomas L. Mitchell

        Effective January 6, 2014, Mr. Mitchell resigned from employment with the Company and Mr. Haight was promoted to the position of Senior Vice President and Chief Financial Officer. We did not enter into a separation agreement with Mr. Mitchell in connection with his termination of employment.

Accounting and Tax Considerations

        Under Section 162(m) of the Internal Revenue Code a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to "covered employees" (within the meaning of Section 162(m) of the Internal Revenue Code) of such corporation exceeding $1,000,000 in any taxable year, unless the compensation meets certain requirements for qualified "performance-based compensation." Newly public companies generally are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code until the first stockholder meeting that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs, or at the time of a material amendment to the plan, whichever occurs first. Because we are seeking stockholder approval in Proposal THREE of a material amendment to the plan, we will become subject to the limitations and requirements of Section 162(m) as of the 2014 Annual Meeting.

        Our policy is to have compensation programs that recognize and reward performance that increases stockholder value and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of that compensation. We believe, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it is in our best interest and in the best interest of our stockholders to provide compensation to selected executives even if it is not fully deductible. In this Proxy Statement, we are asking our stockholders to approve an Amended and Restated LTIP and the material terms of the plan so that we are able to grant qualified "performance-based compensation" under those arrangements in the future, if determined by the Compensation Committee to be in our best interest and in the best interest of our stockholders. Please see "Proposal Three—Approval of the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan" and "Proposal Four—Approval of Material Plan Terms of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, as Amended and Restated, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code."

        Section 280G of the Code prevents a corporate payor of certain types of payments made to executives in connection with a change of control from deducting portions of such payments from the corporation's gross income for federal income tax purposes, to the extent they exceed certain monetary thresholds (the excess over those thresholds is referred to as the "excess parachute payment"). In addition, Section 4999 of the Code imposes an excise tax on the recipient of these payments equal to 20% of the amount of the excess parachute payment. Some companies provide "gross-ups" to their executives to cover any excise tax that may become due under Section 4999 of the Code. The Employment Agreements do not provide any obligation for us to pay a "gross-up" or make the executive whole for any excise or regular income taxes, including any excise taxes that may be due under Section 4999 of the Code.

        If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such compensation does not comply with Section 409A, then the employee will be subject to adverse tax consequences. We intend to design any such arrangements with our Named Executive Officers and other service providers to be exempt from, or to comply with, Section 409A.

        All equity awards to our employees, including our Named Executive Officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), Topic 718, "Compensation—Stock Compensation."

Compensation Practices as They Relate to Risk Management

        We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees). Our annual performance-based cash incentive program is based upon several different performance metrics that are both quantitative and qualitative, thus emphasizing well rounded company performance and growth rather than encouraging our executives to focus on achieving a single performance goal and the exclusion of others. Further, because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding bonus amounts. Further, our use of long-term equity-based compensation serves our compensation program's goal of aligning the interests of executives and stockholders over the long-term, thereby reducing the incentives to take unnecessary short-term risk.

 COMPENSATION COMMITTEE REPORT

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Loren M. Leiker, Chairman Anastasia Deulina, Member Robert M. Tichio, Member

Executive Compensation

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers during the fiscal years ended December 31, 2011, 2012 and 2013.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
John A. Crum	2013	600,000	1,698,750		—	540,000	20,400	2,859,150
Former President and Chief	2012	600,000	—		—	—	21,000	621,000
Executive Officer(7)	2011	198,183	1,969,800		0	99,092	—	2,267,075
Thomas L. Mitchell	2013	450,000	1,275,950		—	—	15,300	1,741,250
Former Executive Vice President	2012	450,000	2,699,996		—	175,000	—	3,324,996
and Chief Financial Officer(7)	2011	67,500	—		0	36,750	—	104,250
Nelson Haight	2013	220,667	324,830		—	158,000	17,500	720,997
Senior Vice President and Chief Financial Officer
Dexter Burleigh	2013	268,333	407,880		—	158,000	17,500	851,713
Senior Vice President—Strategic Planning and Treasury
Curtis Newstrom	2013	302,500	562,700		—	209,000	17,500	1,091,700
Senior Vice President—Business Development
Stephen C. Pugh	2013	274,154	1,303,865	(3)	—	—	917,641	2,495,660
Former Executive Vice President	2012	360,000	2,099,994		—	128,000	228,807	2,816,801
and Chief Operating Officer(7)	2011	95,453	—		0	47,727	—	143,180

(1)
This column reflects the base salary earned by each Named Executive Officer during the 2013 fiscal year. Effective in March 2013 the Committee increased the annual base salary of (i) Mr. Burleigh from $230,000 to $240,000; (ii) Mr. Newstrom from $275,000 to $290,000; and (iii) Mr. Haight from $200,000 to $208,000. In May 2013, in connection with Mr. Burleigh's promotion to Senior Vice President—Strategic Planning and Treasury and Mr. Newstrom's promotion to Senior Vice President—Business Development, the annual base salaries of Messrs. Burleigh and Newstrom were increased to $280,000 and $310,000, respectively. In August 2013, in connection with Mr. Haight's promotion to Vice President and Chief Accounting Officer, Mr. Haight's annual base salary was increased to $250,000. The annual base salaries for Messrs. Crum, Mitchell and Pugh were not increased for 2013.

(2)
The amounts reflected in the table above for restricted stock is reported based upon the grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718, excluding the effect of estimated forfeitures. See Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2013 for additional detail regarding assumptions underlying the value of these equity awards.

(3)
The value reported in the "Stock Awards" column for Mr. Pugh in 2013 reflects both (i) the grant date fair value of the award of 135,000 shares of restricted stock granted to him in 2013 and (i) the incremental fair value of the portion of the 2012 and 2013 grant of restricted stock the terms of which were modified by the Pugh Separation Agreement, computed as of October 3, 2013, the date of the Pugh Separation Agreement and calculated in accordance with FASB ASC Toic 718. The incremental fair value attributable to the modification of these awards is calculated by subtracting the fair value of the modified award on the date of modification from the fair value of the award if it had not been modified, on the same date. Absent the Pugh Separation Agreement, Mr. Pugh would have forfeited 100% of the unvested portion of his 2012 and 2013 restricted stock awards on his termination of employment. As such, the fair value of the unmodified award on October 3, 2013 was $0, resulting in the fair value of the modification reported above reflecting the full value of the portions of those awards that were amended to allow continued vesting (26,923 restricted shares granted in 2012 and 30,000 restricted shares granted in 2013) on October 3, 2013. Pursuant to the terms of the Pugh Separation Agreement, 105,000 of the restricted shares granted to Mr. Pugh in 2013, the grant date fair value of which is reported above, were forfeited on October 3, 2013.

(4)
The amounts reported in this column for 2011 reflect the aggregate grant date fair value of Class A and Class B incentive units awarded in the 2011 Fiscal Year, computed in accordance with FASB ASC Topic 718. An incentive unit represents an actual equity interest in us or one of our affiliates that has no value for tax purposes on the date of grant but is designed to give the recipient a pre-determined share of our future growth. These awards are economically similar to stock appreciation rights, except that they are real equity, rather than phantom equity, and therefore typically receive capital gains treatment. Because stock appreciation rights are required to be disclosed in the column to the table titled "Option Awards," we believe the incentive units granted to our named executive officers should also be so disclosed. The economics of incentive units are borne entirely by our investor, First Reserve Management, L.P.; however, due to the accounting treatment of the incentive units, we will record a non-cash compensation charge in the period any payment is made with respect to the incentive units.

(5)
The amounts reported in this column reflect the amount paid to each executive in March of 2014 with respect to performance in 2013 under our annual cash bonus program. Mr. Mitchell did not receive an annual bonus for fiscal year 2013 because he was not employed with us on the date the 2013 annual bonuses were paid. Mr. Pugh did receive a bonus for fiscal year 2013 pursuant to the terms of the Severance Agreement between him and the Company, which amount is reported in the "All Other Compensation" column.

(6)
The amounts presented for Messrs. Haight, Burleigh, Newstrom, Crum and Mitchell represent a company match of 401(k) contributions made in 2013. The amounts presented in this column for Mr. Pugh represent for 2013, (A) cash payments in the aggregate amount of $846,159, which includes Mr. Pugh's 2013 bonus, prorated for the number of days of his employment during 2013 ($197,391), his Average Bonus (as defined in the Pugh Separation Agreement ($88,000)), continued base salary payments for a period of 18 months following his terminations of employment ($540,000) and his Accrued Obligations (as defined in the Pugh Separation Agreement ($20,768)), paid or accrued during 2013 pursuant to terms of the Pugh Separation Agreement, (B) a company match of 401(k) contributions made in 2013 in an amount of $22,611, (C) reimbursement in an amount of $48,871 for continuing health insurance premiums following his departure.

(7)
On March 20, 2014, we announced that Mr. Crum would resign from his position as President, Chief Executive Officer and Chairman of the Board of Directors of the Company effective March 31, 2014. Mr. Mitchell resigned as Executive Vice President, Chief Financial Officer effective January 6, 2014. Mr. Pugh resigned as Executive Vice President and Chief Operating Officer effective October 3, 2013.

Grants of Plan-Based Awards for 2013

        The table sets forth the threshold, target, and maximum awards for each of our Named Executive Officers under our annual cash bonus program as well as the number of shares of restricted stock awarded during 2013 to the Company's Named Executive Officers under the LTIP.

					All Other Stock Awards: Number of Shares of Stock(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
							Grant Date Fair Value of Stock Awards(3)
Name	Grant Date	Threshold	Target	Maximum
John A. Crum		$300,000	$600,000	$1,200,000
	2/21/2013				225,000		$1,698,750
Thomas L. Mitchell		$180,000	$360,000	$720,000
	2/21/2013				169,000	(4)	$1,275,950
Nelson Haight		$93,750	$187,500	$375,000
	2/21/2013				25,000		$188,750
	8/23/2013				24,000		$105,120
Dexter Burleigh		$91,000	$182,000	$364,000
	2/21/2013				36,000		$271,800
	5/16/2013				24,000		$136,080
Curtis Newstrom		$108,500	$217,000	$434,000
	2/21/2013				52,000		$392,600
	5/16/2013				30,000		$170,100
Stephen C. Pugh		$144,000	$288,000	$576,000
	2/21/2013				135,000		$1,303,865	(5)

(1)
These columns reflect the threshold, target, and maximum levels established for each Named Executive Officer under our annual cash bonus program, calculated based on each Named Executive Officer's base salary in effect as of December 31, 2013 and utilizing the final threshold, target and maximum levels established by the Compensation Committee in 2013. For more information about our annual cash bonus program or the Named Executive Officer's targets levels under that program, please see the "Compensation Discussion and Analysis—Elements of our Compensation and Why we Pay Each Element—Annual Performance-Based Cash Incentive Awards" section of this Proxy Statement.

(2)
The amounts in this column represent the restricted stock granted to the Named Executive Officers on the respectively noted dates. These shares of restricted stock vest in three equal annual installments beginning one year from the date of grant. No option awards were granted to the Named Executive Officers during the year ended December 31, 2013.

(3)
The amounts reflected in the table above for restricted stock is reported based upon the grant date fair value computed in accordance FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2013 for additional detail regarding assumptions underlying the value of these equity awards.

(4)
These shares were forfeited on January 6, 2014, the date Mr. Mitchell departed the Company, as was Mr. Mitchell's annual bonus award.

(5)
The value reported in the "Grant Date Fair Value of Stock Awards" column for Mr. Pugh reflects both (i) the grant date fair value of the award of 135,000 shares of restricted stock granted to him in 2013 and (i) the incremental fair value of the portion of the 2012 and 2013 grant of restricted stock the terms of which were modified by the Pugh Separation Agreement, computed as of October 3, 2013, the date of the Pugh Separation Agreement and calculated in accordance with FASB ASC Topic 718. The incremental fair value attributable to the modification of these awards is calculated by subtracting the fair value of the modified award on the date of modification from the fair value of the award if it had not been modified, on the same date. Absent the Pugh Separation Agreement, Mr. Pugh would have forfeited 100% of the unvested portion of his 2012 and 2013 restricted stock awards on his termination of employment. As such, the fair value of the unmodified award on October 3, 2013 was $0, resulting in the fair value of the modification reported above reflecting the full value of the portions of those awards that were amended to allow continued vesting (26,923 restricted shares granted in 2012 and 30,000 restricted shares granted in 2013) on October 3, 2013. Pursuant to the terms of the Pugh Separation Agreement, 105,000 of the restricted shares granted in 2013 to Mr. Pugh, the grant date fair value of which are reported above and in the Summary Compensation Table, were forfeited on October 3, 2013.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
John A. Crum	167	—	n/a	n/a
					225,000	(3)	1,489,500
Thomas L. Mitchell	250	—	n/a	n/a
					138,462	(2)	916,618
					169,000	(3)	1,118,780
Nelson Haight					20,513	(2)	135,796
					25,000	(3)	165,500
					24,000	(5)	158,880
Dexter Burleigh	66.67	—	n/a	n/a
					36,000	(3)	238,320
					24,000	(4)	158,880
Curtis Newstrom	66.67	—	n/a	n/a
					20,513	(2)	135,796
					52,000	(3)	344,240
					30,000	(4)	198,600
Stephen C. Pugh	200	—	n/a	n/a	26,293	(2)	174,060
					30,000	(3)	198,600

(1)
The number of incentive unit awards reflected in this column does not correlate to the Company's common shares because the incentive units are interests in one of our affiliates. Incentive units represent actual equity interests in us or one of our affiliates that have no value for tax purposes on the date of grant and are designed to gain value only after we or one of our affiliates has realized a certain level of growth and return to those individuals who hold certain other classes of our equity. We believe these interests are most similar economically to stock appreciation rights. The definition of "option" in the regulations governing this disclosure includes stock options, stock appreciation rights, and "similar instruments." Because we believe that incentive units are most similar to stock appreciation rights we think they are properly classified as "options" under the definition in the regulations governing this disclosure. As such, the incentive units granted to our Named Executive Officers are disclosed in the table above under the columns required by the regulations governing this disclosure for options (as defined in those regulations). The economics of incentive units are borne entirely by our investor, First Reserve Management, L.P. ("First Reserve"); however, due to the accounting treatment of the incentive units, we will record a non-cash compensation charge in the period any payment is made with respect to the incentive units. No options to purchase our stock, in the traditional sense of the term, have been granted to our Named Executive Officers.

(2)
Amounts reported in this column represent time-vested restricted stock awards granted on April 25, 2012. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(3)
Amounts reported in this column represent time-vested restricted stock awards granted on February 21, 2013. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(4)
Amounts reported in this column represent time-vested restricted stock awards granted on May 16, 2013. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(5)
Amounts reported in this column represent time-vested restricted stock awards granted on August 23, 2013. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(6)
For purposes of calculating the amounts in this column, the closing price of our shares on the NYSE on December 31, 2013 of $6.62 was used.

Option Exercises and Stock Vested

        The table below sets forth, for each Named Executive Officer, information about lapses of restrictions on restricted stock awards during the year ended December 31, 2013. Our Named Executive Officers have not been granted any stock option awards.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John A. Crum	—	—
Thomas L. Mitchell	69,230	$422,995
Nelson Haight	10,256	$62,664
Dexter Burleigh	—	—
Curtis Newstrom	10,256	$62,664
Stephen C. Pugh	53,846	$328,999

(1)
The value realized with respect to vesting of restricted stock awards is based on the closing price per share of $6.11 of the Company's Common Stock on April 25, 2013, the date of vesting of the awards.

Potential Payments Upon Termination and Change in Control

        As discussed in "Compensation Discussion and Analysis—Employment Agreements," the Company maintains employment agreements with each of its Named Executive Officers that provide for potential severance payments upon a termination of the executive's employment under various circumstances.

        Upon a termination by us for Cause, by the executive without Good Reason, or due to the death or disability of the executive during the term of the employment agreement, each of the Named Executive Officers is entitled to (i) the Accrued Obligations and (ii) the Accrued Incentives, payable in accordance with the terms and conditions of such incentive plans. Mr. Mitchell's employment with us terminated effective January 6, 2014. We did not enter into a separation agreement with Mr. Mitchell and he did not receive any payments or benefits in excess of the Accrued Obligations.

        Upon a termination of a Named Executive Officer's employment by us without Cause or by the executive for Good Reason during the term of the employment agreement, each of Named Executive Officers is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) a lump-sum cash payment equal to the average annual bonus paid to the executive for the three immediately preceding completed fiscal years, and (iv) continued payment of the executive's base salary for a period of 24 months for Mr. Crum, 18 months for Messrs. Mitchell, Haight and Pugh and 12 months for Messrs. Burleigh and Newstrom. The following table displays the value of the severance payments described in the preceding sentence for each of our Named Executive Officers, assuming that an eligible termination of employment occurred on December 31, 2013.

Named Executive Officer	Lump-Sum Payment based on Average Annual Bonus	Continued Base Salary
John A. Crum*	$319,546	$1,200,000
Thomas L. Mitchell*	$105,875	$675,000
Nelson Haight	$111,500	$375,000
Dexter Burleigh	$166,762	$280,000
Curtis Newstrom	$200,428	$310,000

*
Indicates Named Executive Officers whose employment with us has terminated since the end of the 2013 fiscal year. Mr. Pugh's employment with us terminated during the 2013 fiscal year and, as such, he is not included in the table but the payments and benefits actually received by him in connection with his termination are described and quantified below.

        Notwithstanding the table above, in connection with their respective departures from the Company, (i) on March 20, 2014, we entered into the Crum Separation Agreement with Mr. Crum, whose last day of employment was March 31, 2014 and (ii) on October 3, 2013, we entered into the Pugh Separation Agreement with Mr. Pugh, whose last day of employment was October 3, 2013.

        Pursuant to the Crum Separation Agreement, Mr. Crum is entitled to receive (i) salary continuation payments for a period of 24 months following separation, which equals an aggregate amount of $1,200,000, the right to which arose from Mr. Crum's employment agreement; (ii) a lump sum cash payment of $320,000, which represents the average of the annual bonuses paid to Mr. Crum for the years in which he was employed by us, the right to which also arose from Mr. Crum's employment agreement; (iii) a lump sum cash payment of $540,000, which represents the amount to be paid to Mr. Crum under our annual cash bonus program for 2013; and (iv) accelerated vesting of Mr. Crum's outstanding unvested restricted stock awards (150,000 shares of restricted stock).

        Pursuant to the Pugh Separation Agreement, Mr. Pugh is entitled to receive (i) salary continuation payments for a period of 18 months following separation, which equals an aggregate amount of

$540,000, the right to which arose from Mr. Pugh's employment agreement; (ii) a lump sum cash payment of $88,000, which represents the average of the annual bonuses paid to Mr. Pugh for the years in which he was employed by us, the right to which also arose from Mr. Pugh's employment agreement; (iii) a lump sum cash payment of $197,391, which represents the amount to be paid to Mr. Pugh under our annual cash bonus program for 2013, prorated for the number of days of his employment during 2013 and (iv) reimbursement for continued health insurance coverage for a period of 18 months. In addition, with respect to Mr. Pugh's outstanding awards under the LTIP, the Pugh Separation Agreement provides as follows: (i) on April 25, 2014, 26,923 shares of restricted common stock relating to Mr. Pugh's April 25, 2012 grant will vest and the remaining 80,769 unvested shares will be forfeited as of the date of the Pugh Separation Agreement and (ii) on February 21, 2014, 30,000 shares of restricted common stock relating to Mr. Pugh's February 21, 2013 grant will vest and the remaining 105,000 unvested shares will be forfeited as of the date of the Pugh Separation Agreement. The incremental fair value as of October 3, 2013, the date of modification, of the awards that will vest on each of April 25, 2014 and those that vested on February 21, 2014 calculated in accordance with FASB ASC Topic 718 is $284,615.

        Upon a termination of a Named Executive Officer's employment by us without Cause or by the executive for Good Reason during the term of the employment agreement and within twelve months of a change in control of us, the executive is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) accelerated vesting for all equity or equity based awards granted under the LTIP that are not intended to be "qualified performance based compensation" within the meaning of Section 162(m) of the Code, and (iv) a lump-sum cash payment equal to the product of (x) the highest annual bonus paid to the Named Executive Officer for the three immediately preceding completed fiscal years plus the highest base salary paid to the Named Executive Officer during the three years immediately preceding the change in control, multiplied by (y) 3 for Mr. Crum, 2.5 for Messrs. Mitchell and Pugh, and 2 for Messrs. Haight, Burleigh and Newstrom. The following table displays the value of the severance payments described in the preceding sentence for each of our Named Executive Officers, assuming that an eligible termination of employment occurred on December 31, 2013.

Named Executive Officer	Accelerated Vesting of Awards	Lump-Sum Payment based on Highest Bonus and Salary
John A. Crum*	$1,489,500	$3,420,000
Thomas L. Mitchell*	$2,035,398	$1,562,500
Nelson Haight	$460,176	$816,000
Dexter Burleigh	$397,200	$876,000
Curtis Newstrom	$678,636	$1,038,000

*
Indicates Named Executive Officers whose employment with us has terminated since the end of the 2013 fiscal year. Mr. Pugh's employment with us terminated during the 2013 fiscal year and, as such, he is not included in the table but the payments and benefits actually received by him in connection with his termination are described and quantified above.

        Severance payments made under the employment agreements are contingent upon the Named Executive Officer's execution of a valid release of claims. Further, severance payments may be stopped and any payments already made must be repaid in the event the Named Executive Officer violates the confidentiality, non-competition and non-solicitation provisions of their employment agreement. Our Board of Directors felt that this provision was particularly important in order to dissuade the executive from violating the confidentiality, non-competition, and non-solicitation provisions of their employment agreement and to make such provisions easier to enforce in the event of breach, thus better protecting our business interests and confidential information.

        In the event that Section 280G of the Code applies to any compensation payable to the Named Executive Officers, the employment agreements provide that we will either (x) reduce the payment(s) to an amount that is one dollar less than the amount that would trigger the application of Section 280G of the Code, or (y) make the full payment owed to the Named Executive Officer, whichever of (x) or (y) results in the best net after tax position for the Named Executive Officer. The employment agreements do not provide any obligation for us to pay a "gross-up" or make the executive whole for any excise or regular income taxes, including excise taxes that may be due under Section 4999 of the Code.

Rule 10b5-1 Sales Plans

        Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information pursuant to the Company's insider trading plan.

Director Compensation

        We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a total compensation package between the 50th percentile and 75th percentile of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.

        Our Compensation Committee reviews the compensation of our non-employee directors on an annual basis. Beginning in April 2013, our Compensation Committee approved the following compensation plan for our non-employee directors:

  •
  an annual cash retainer fee of $50,000 and an additional cash retainer fee of $30,000 for the lead director;

  •
  $1,500 in cash for each in-person Board of Directors' meeting attended and $750 in cash for each telephonic Board of Directors' meeting attended;

  •
  $1,000 in cash for each in-person committee meeting attended and $500 in cash for each telephonic committee meeting attended;

  •
  committee chairpersons receive the following annual cash retainers: (a) Audit Committee chair—$15,000, (b) Compensation Committee chair—$10,000, and (c) Nominating & Governance Committee chair—$10,000;

  •
  committee members receive the following annual cash retainers: (a) Audit Committee member—$7,500, (b) Compensation Committee member—$5,000, and (c) Nominating & Governance Committee member—$5,000; and

  •
  an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $125,000 on the date of grant. For fiscal 2013, the restricted stock awards were granted on (i) February 21, 2013 for Ms. Ricciardello and Messrs. Leiker and McDaniel, (ii) April 1, 2013 for Dr. Hill and (iii) May 16, 2013 for

    Mr. Knudson. The restricted stock vests on the one-year anniversary of the date of grant and is conditioned on the director's continued service on the Board.

        Prior to April 2013, the compensation plan for fiscal 2013for our non-employee directors was the same as above, except for the following:

  •
  $2,500 in cash for each Board of Directors' meeting attended and no payment for attendance at committee meetings; and

  •
  no cash retainers for service as a committee member.

        Directors who are also our employees do not receive any additional compensation for their service on our Board of Directors. In 2013, the only directors who were also our employees were Messrs. Crum and Mitchell. Directors who are employees of First Reserve or Riverstone Holdings or their affiliates do not receive any additional compensation from us for their service on our Board of Directors and have entered into other compensation arrangements with First Reserve or Riverstone, respectively, for the services they provide to us on behalf of those entities. In 2013, Ms. Deulina and Messrs. Mogford, and Tichio were each employed with either First Reserve or Riverstone and, as such, received no compensation from us for their service on our Board of Directors.

        Each director is reimbursed for travel and miscellaneous expenses (i) to attend meetings and activities of our Board of Directors or its committees; and (ii) related to such director's participation in our general education and orientation program for directors.

        The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Anastasia Deulina	—	—	—
Peter J. Hill	$63,375	$129,760	$193,135
Thomas C. Knudson	$61,250	$90,720	$151,970
Loren M. Leiker	$77,625	$120,800	$198,425
Stephen J. McDaniel	$60,250	$120,800	$181,050
John Mogford	—	—	—
Mary Ricciardello	$84,500	$120,800	$205,300
Robert M. Tichio	—	—	—

(1)
Includes annual cash retainer fee, board and committee meeting fees, and committee chair and member fees for each non-employee director during fiscal year 2013 as more fully explained in the preceding paragraphs.

(2)
The amounts reported in the "Stock Awards" column reflect the aggregate grant date fair value of restricted stock awards granted under our LTIP in fiscal year 2013, computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements on Form 10-K for the year ended December 31, 2013 for additional detail regarding assumptions underlying the value of these equity awards. The grants for Mr. Leiker, Mr. McDaniel and Ms. Ricciardello had a grant date of February 21, 2013. The grants to Dr. Hill and Mr. Knudson had grant dates of April 1, 2013 and May 16, 2013, their respective dates of appointment to the Board of Directors. As of December 31, 2013, Ms. Ricciardello and Messrs. Leiker and McDaniel each held 22,410 outstanding shares of unvested restricted stock and Messrs. Hill and Knudson each held 16,000 outstanding shares of unvested restricted stock.

 PROPOSAL FIVE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        Section 14A of the Securities Exchange Act requires public companies to conduct a separate stockholder advisory vote to approve the compensation of Named Executive Officers, commonly known as a "Say-on-Pay" proposal. Accordingly, we are asking our stockholders to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the "Executive Compensation and Other Information" section of this Proxy Statement, beginning on page     . Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Executive Compensation and Other Information—Compensation Discussion & Analysis" (the "CD&A") section of this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy is to pay our Named Executive Officers based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to properly incentivize future performance by rewarding the achievement of established goals, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage our Named Executive Officers' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our Named Executive Officers be compensated competitively as compared to other companies in the same and closely related industries while ensuring that our compensation programs are consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination of employment or change of control) are reasonable and not excessive. As you consider this Proposal FIVE, we urge you to read the CD&A for additional details on the compensation of our Named Executive Officers, including information about our compensation philosophy and objectives and the past compensation of our Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Executive Compensation and Other Information" section of this Proxy Statement. Among the program features incorporated by the Compensation Committee to align the compensation program for our Named Executive Officers with our executive compensation philosophy are the following:

  •
  Equity-based awards generally incorporate a three-year vesting period to emphasize long-term performance and executive retention;

  •
  Our annual performance-based cash awards (i) incorporate numerous financial and/or strategic performance metrics to eliminate the possibility of an executive focusing on one short-term performance goal at the exclusion of others and to ensure that our Named Executive Officers are motivated to achieve excellence in a wide range of performance metrics and (ii) impose maximum payout levels to eliminate the possibility of excessive payments;

  •
  The grant of equity-based awards and the adoption of stock ownership guidelines align the interests of our Named Executive Officers with those of our stockholders and focus our executives on long-term stockholder value creation; and

  •
  Cash payments under the Change in Control and Severance Benefit Plan and similar provisions of our Named Executive Officers' employment agreements require a double trigger (i.e., a termination of employment in connection with a change in control) rather than a single trigger (a change in control alone) to initiate payment.

        As an advisory vote, Proposal FIVE is not binding on our Board of Directors or the Compensation Committee and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Text of the Resolution to be Adopted

        We are asking stockholders to vote "For" the following resolution:

        "RESOLVED, that the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Vote Required

        Approval of Proposal FIVE requires the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock and Preferred Stock, on an as-converted basis into Common Stock, voting together as a single class, present and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this Proposal FIVE will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are not treated as entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation of our Board of Directors

        The Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

 PROPOSAL SIX

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Introduction

        In addition to the advisory "Say-on-Pay" vote on the compensation of our Named Executive Officers included in Proposal SIX, Section 14A of the Securities Exchange Act also requires a related non-binding advisory vote that enables our stockholders to indicate how frequently they would prefer that we seek an advisory "Say-on-Pay" vote. By voting on Proposal SIX, stockholders may indicate whether the advisory "Say-on-Pay" vote should occur every three years, every two years or every year. After careful consideration of this Proposal SIX, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every year for the advisory vote on our Named Executive Officer's compensation.

        We believe holding that vote every year provides the most effective timeframe because it will provide our shareholders a consistent and clear communication channel for shareholder concerns about the pay programs for our Named Executive Officers.

        Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results on this Proposal SIX. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory "Say on Pay" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs.

Text of the Resolution to be Adopted

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below.

        "RESOLVED, that an advisory "Say on Pay" vote of our stockholders to approve the compensation of the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, shall be held at the annual meeting of stockholders, beginning with the 2014 Annual Meeting of Stockholders, (i) every three years, (ii) every two years, or (iii) every year."

Vote Required

        Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results on this Proposal SIX. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory "Say on Pay" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of our Board of Directors

        The Board of Directors unanimously recommends that stockholders vote FOR a frequency of one year for future non-binding "Say-on-Pay" stockholder votes on compensation of our Named Executive Officers.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2013, no member of the Compensation Committee served as an executive officer of the Company. During 2013, there were no Compensation Committee interlocks with other companies.

 AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the New York Stock Exchange ("NYSE") and (iii) financially literate. In addition, Ms. Ricciardello qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially approved by the Board on April 19, 2012, which is reviewed annually.

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

        The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 16, Communications with Audit Committees.

        Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Audit Committee of the Board of Directors
Mary P. Ricciardello, Chairman Thomas C. Knudson, Member Loren M. Leiker, Member

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  role and functions of the Board of Directors and its Chairman;

  •
  qualifications and independence of directors;

  •
  size of the Board of Directors and director selection process;

  •
  committee functions and independence of committee members;

  •
  meetings of non-employee directors;

  •
  self-evaluation;

  •
  ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.midstatespetroleum.com);

  •
  compensation of the Board of Directors;

  •
  succession planning;

  •
  access to senior management and to independent advisors;

  •
  new director orientation; and

  •
  continuing education.

        The "Corporate Governance Guidelines" are posted on the Company's website at www.midstatespetroleum.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company's Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

        Mr. Knudson has served as Interim Chairman of the Board of Directors since March 2014. From February 2013 to March 2014, Mr. Crum served as Chairman of the Board of Directors, in addition to his position as our President and Chief Executive Officer.

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board's leadership structure on an annual basis.

        The Board previously determined that the optimal Board leadership structure for us was served by the role of Chairman of the Board being held by our former President and Chief Executive Officer, Mr. Crum. The Board determined that this leadership structure was optimal for us because it believed that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership. The Board is currently searching for a new President and Chief Executive Officer and, depending on the results of that search and the ultimate candidate, may choose to have such individual also serve as Chairman of the Board. In the interim, the Board has determined to appoint Mr. Knudson as Interim Chairman of the Board.

        Our non-management directors have also determined that it is optimal for the Board to have a "lead director," whose responsibilities include, among others, (i) presiding over executive sessions of the independent directors; (ii) establishing the agenda for each meeting of the independent directors; and (iii) serving as the Board of Directors' contact for employee and stockholder communications with the Board of Directors. In addition, all directors are encouraged to suggest the inclusion of agenda proposals or revisions to meeting materials, and any director is free to raise at any Board meeting proposals that are not on the agenda for that meeting. All of these principles are set forth in the Company's Corporate Governance Guidelines. Currently, Mr. Knudson, who is currently serving as our Interim Chairman of the Board, also serves as our lead director.

        Additionally, the Board of Directors regularly meets in executive session without the presence of the President and Chief Executive Officer or other members of management. The lead director presides at these meetings and provides the Board of Directors' guidance and feedback to the President and Chief Executive Officer and the Company's management team. Further, the Board of Directors has complete access to the Company's management team.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director (including Mr. Knudson, the Board's Interim Chairman and lead director), any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Midstates Petroleum Company, Inc., 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

        The Company's standards for determining director independence require the assessment of directors' independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

        The Board of Directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that Messrs. Knudson, Leiker, Mogford and Tichio and Mses. Deulina and Ricciardello are independent. Until his appointment as Interim President and Chief Executive Officer in April 2014 the Board of Directors had also affirmatively determined that Dr. Hill was independent.

        In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (i) Ms. Ricciardello, and Messrs. Leiker and Knudson are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Leiker and Tichio and Ms. Deulina are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

        The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in February 2014. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Mary P. Ricciardello, is an audit committee financial expert as defined by the SEC.

        In February 2014, Ms. Ricciardello was appointed to serve on the board of directors and the audit committee of EnLink Midstream Partners, LP, and its general partner, EnLink Midstream GP, LLC. She will not serve as the chairperson on either audit committee. Our Board considered that this appointment would result in Ms. Ricciardello serving on the audit committees of more than three public companies, as Ms. Ricciardello also serves on the Audit Committees of Noble Corporation and Devon Energy Corporation, and determined that such simultaneous service would not impair her ability to effectively serve on our audit committee.

Oversight of Risk Management

        Except as discussed below, the Board of Directors as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

  •
  oversees management of the Company's commodity price risk through regular review with executive management of the Company's derivatives strategy, and the oversight of the Company's policy that limits the Company's authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

  •
  has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

  •
  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans.

        The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects. The Board of Directors does not consider its role in oversight of the Company's risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

        The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of our directors attended our 2013 Annual Meeting and we anticipate that all of our directors will attend the 2014 Annual Meeting.

Hedging Policy

        Because the Company believes that it is improper and inappropriate for its directors or executive officers to engage in short-term or speculative transactions involving the Company's securities, the Company's insider trading policy prohibits any of its directors or executive officers from engaging in hedging transactions or other transactions involving any derivative securities of the Company.

Stock Ownership Requirements

        The Board of Directors believes that it is in the best interest of the Company and its stockholders to align the financial interests of the officers of the Company and non-employee members of the Board that receive an annual cash retainer with those of the Company's stockholders. In this regard, the Board has adopted minimum stock ownership guidelines.

        The guidelines require that the individuals covered by the policy must hold an interest in the Company's shares equal to the following:

  •
  the Chief Executive Officer—five times annual base salary;

  •
  officers that report directly to the Chief Executive Officer—three times annual base salary;

  •
  other officers—one time annual base salary; and

  •
  covered directors—four times their annual cash retainer.

        The forms of equity ownership that can be used to satisfy the ownership requirement include: (i) shares owned directly or indirectly (e.g., by a spouse or a trust), (ii) time vested restricted stock, (iii) restricted stock units or (iv) phantom stock. Unexercised options and unearned performance shares are not counted toward meeting the guidelines.

        Officers are required to satisfy their ownership requirements within the earlier of three years from (i) first appointment as an officer or (ii) the adoption of the guidelines and covered directors are required to satisfy their ownership requirements within the earlier of three years from (i) first joining the Board or (ii) the adoption of the guidelines.

        Compliance with this policy by each officer is reviewed by the Nominating and Governance Committee on an annual basis, and the Nominating and Governance Committee may exercise its discretion in response to any violation of this policy to limit the eligibility for or reduce the size of any future awards to the officer. The Nominating and Governance Committee has never found a violation of this policy, so the Nominating and Governance Committee has not exercised its discretion in this regard. The stock ownership requirements will not apply to Dr. Hill while he is serving as Interim President and Chief Executive Officer.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March     , 2014 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each Named Executive Officer of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027.

        As of March     , 2014,                shares of our Common Stock were outstanding.

Name of Person or Identity of Group	Number of Shares	Percentage of Class(1)
FR Midstates Interholding, LP(1)	27,147,651		%
Aristeia Capital, L.L.C.(2)	3,986,348		%
S.A.C. Capital Advisors, L.P.(3)	3,551,447		%
Peter J. Hill	41,000	*
Thomas C. Knudson	42,000	*
Anastasia Deulina(4)	—	—
Loren M. Leiker	50,615	*
Stephen J. McDaniel	4,506,242		%
John Mogford(4)	—	—
Mary P. Ricciardello	50,615	*
Robert M. Tichio(5)	—	—
Dexter Burleigh	448,778	*
Nelson Haight	240,981	*
Curtis Newstrom	546,325	*
John A. Crum	1,325,465		%
Thomas L. Mitchell(6)	122,913	*
Stephen C. Pugh	103,242	*
All directors and executive officers as a group (12 persons)	6,112,556		%

*
Less than 1%.

(1)
FR Midstates Interholding, L.P.'s general partner is FR XII Alternative GP, L.L.C. FR XII Alternative GP, L.L.C.'s managing member is First Reserve GP XII, L.P. The general partner of First Reserve GP XII, L.P. is First Reserve GP XII Limited. William E. Macaulay is a director of First Reserve GP XII Limited and has the right to appoint the majority of the board of directors of First Reserve GP XII Limited.

(2)
Based on information obtained from Schedule 13G filed by Aristeia Capital, L.L.C. ("Aristeia") with the SEC on February 14, 2014. According to this report, Aristeia's business address is 136 Madison Avenue, 3rd Floor, New York, NY 10016. Aristeia has shared voting power and shared dispositive power with respect to all of these shares.

(3)
Based on a Schedule 13G filed with the SEC on March 27, 2014, (i) S.A.C. Capital Advisors L.P., S.A.C. Capital Advisors. Inc. and Mr. Steven A. Cohen may each be deemed to beneficially own 3,551,447 shares of Common Stock; and (ii) S.A.C. Capital Associates, LLC may be deemed to beneficially own 3,550,00 shares of this Common Stock. Each of S.A.C. Capital Advisors L.P., S.A.C. Capital Advisors. Inc., S.A.C. Capital Associates, LLC and Mr. Steven A. Cohen disclaim beneficial ownership of any of the securities covered by this statement. The address of (i) S.A.C. Capital Advisors L.P., S.A.C. Capital Advisors. Inc., and Mr. Steven A. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902 and (ii) S.A.C. Capital Associates, LLC is Mitchell House, The Valley, Anguilla, British West Indies.

(4)
Mr. Mogford is a managing director and Ms. Deulina is a non-executive director of First Reserve Management Limited, an affiliate of FR Midstates Interholding, L.P. ("FRMI"). Each of Mr. Mogford and Ms. Deulina disclaim beneficial ownership of the shares that relate to and are described in footnote one above. The address of each of the persons mentioned in this paragraph is One Lafayette Place, Greenwich, Connecticut 06830.

(5)
The address of Mr. Tichio is 712 Fifth Avenue, 51st Floor, New York, NY 10019.

(6)
The address of Mr. Mitchell is 2501 Cedar Springs Rd., Dallas, TX 75201.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company and persons who own more than 10% of the Company's Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2013.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the Company's executive officers or one of its directors;

  •
  any person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company's Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company's Common Stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        The Board of Directors has determined that the Audit Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

        The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company's participation in such transactions under the Company's written Related Persons Transaction Policy adopted by the Board of Directors at the time of our initial public offering in April 2012, which pre-approves or ratifies (as applicable) certain related person transactions, including:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402;

  •
  any transaction with another company at which a Related Person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person's only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

        In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person's interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company's filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

        There were no related persons transactions since January 1, 2013 which were required to be reported in "Transactions with Related Persons," where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2013, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company's directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in "Executive Compensation and Other Information," and the transactions described or referred to below.

Stockholders' Agreement

        In connection with the closing of our initial public offering, we entered into a stockholders' agreement (the "Stockholders' Agreement") with FRMI, Mr. McDaniel (director and former Chairman of the Board), and certain of our executive officers and other members of our management team. The Stockholders' Agreement contains several provisions relating to the sale of our Common Stock by the parties thereto, a summary of which is set forth below.

        The Stockholders' Agreement grants FRMI the right to nominate three members of our Board of Directors so long as FRMI holds at least 25% of our outstanding shares of Common Stock. Upon the identification by our Board of Directors of an additional director nominee that our Board of Directors has affirmatively determined is independent pursuant to the listing standards of the NYSE and Rule 10A-3 of the Exchange Act, FRMI has agreed to cause one of its director nominees to resign if so requested by the Board. In March 2013, the Board notified FRMI that it had identified Dr. Hill as an additional independent director and Mr. Krueger, an FRMI nominee, resigned from the Board, effective at the time of Dr Hill's appointment in April 2013. At and as of such time that FRMI holds less than 25% of our outstanding shares of Common Stock, FRMI will have the right to nominate one member of our Board of Directors. The Stockholders' Agreement also requires the stockholders party thereto to take all necessary actions, including voting their shares of Common Stock, for the election of the FRMI nominees and the Board's other nominees.

        In addition, the Stockholders' Agreement contains provisions restricting our ability to engage in certain transactions or take certain actions, including an actual or potential change in control or change in our management, without the consent of FRMI. Therefore, these provisions could adversely affect the price of our Common Stock.

        The Stockholders' Agreement also provides that the following actions by us require the consent of FRMI:

  •
  incurrence of debt that would result in a total net indebtedness to EBITDA ratio in excess of 2.50:1;

  •
  authorization, creation or issuance of any equity securities (other than pursuant to compensation plans approved by the compensation committee or in connection with certain permitted acquisitions);

  •
  redemption, acquisition or other purchase of any securities of the Company (other than certain repurchases from employees and directors);

  •
  amendment, repeal or alteration of our amended and restated certificate of incorporation or amended and restated bylaws;

  •
  any acquisition or disposition (where the amount of consideration exceeds $100 million in a single transaction or $200 million in any series of transactions during the calendar year);

  •
  consummation of a "change in control" transaction;

  •
  adoption, approval or issuance of any "poison pill" or similar rights plan; and

  •
  entry into any plan of liquidation, dissolution or winding-up of the Company.

        These actions by us require the consent of FRMI until the earlier of (i) receipt by our Board of Directors of FRMI's written election to waive its rights, (ii) the date FRMI ceases to hold at least 35% of our outstanding Common Stock, (iii) the third anniversary of the closing of our initial public offering or (iv) the date on which there are no directors nominated by FRMI serving as members of our Board of Directors.

Eagle Registration Rights Agreement

        On October 1, 2012, in connection with the closing of the Company's acquisition of the assets of Eagle Energy Production, LLC ("Eagle"), the Company, Eagle, FRMI and certain of our other stockholders entered into a Registration Rights Agreement (the "Eagle Registration Rights Agreement"), pursuant to which the Company has agreed to register the sale of shares of our Common Stock under the circumstances described below. The provisions relating to registration rights in the Eagle Registration Right Agreement supersede the provisions relating to registration rights contained in the Stockholders' Agreement that previously applied to FRMI only.

        At any time after the conversion of the Preferred Stock into Common Stock (with respect to Eagle) or October 25, 2012 (with respect to FRMI), Eagle or FRMI, as applicable, has the right to require us by written notice to register the sale of any number of their shares of Common Stock. We are required to provide notice of the demand request within 30 days following receipt of such demand request to all stockholders party to the Eagle Registration Rights Agreement to allow for inclusion of such other stockholders' Common Stock. Eagle and FRMI each have the right to cause up to an aggregate of six such demand registrations. In no event shall more than one demand registration occur within six months after the effective date of a registration statement filed pursuant to a demand request or within 60 days prior to our good faith estimate of the date of an offering and 180 days after the effective date of a registration statement we file.

        If, at any time, we propose to register an offering of Common Stock (subject to certain exceptions) for our own account, then we must give prompt notice (subject to reduction to one business day's notice in connection with certain offerings) to all stockholders party to the Eagle Registration Rights Agreement to allow them to include a specified number of their shares in that registration statement.

        These registration rights are subject to certain conditions and limitations, including the right of underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. The obligations to register shares under the Eagle Registration Rights Agreement will terminate when no registrable shares (as defined in the Eagle Registration Rights Agreement) remain outstanding.

Certain Rights of the Holders of Preferred Stock

        In connection with the Eagle Energy Acquisition, on September 28, 2012, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations (the "Certificate of Designations") to designate 325,000 shares of the Preferred Stock as Series A Mandatorily Convertible Preferred Stock.

        The Preferred Stock have certain rights and terms set forth on the Certificate of Designations, including voting rights that are similar to those belonging to holders of our Common Stock on an as-converted basis (except with respect to the election of directors and the approval of certain transactions where the holders of the Preferred Stock would be entitled to consideration at least equal to the then applicable liquidation preference) until such time as holders of the Preferred Stock are permitted to convert their shares into Common Stock and the market price of the Company's Common Stock is above the conversion price then in effect for 15 consecutive trading days. The Preferred Stock rank senior to the Company's Common Stock with respect to dividend rights. In addition, the holders of the Preferred Stock have the right, subject to the terms and conditions set forth in the Certificate of Designations, to elect one member of the Board of Directors, and to approve certain corporate actions, including the following:

  •
  the creation or issuance of any class of capital stock senior to or on parity with the Preferred Stock;

  •
  the redemption, acquisition or purchase by the Company of any of its equity securities, other than a repurchase from an employee or director in connection with such person's termination or as provided in the agreement pursuant to which such equity securities were issued;

  •
  any change to the Company's certificate of incorporation or bylaws that adversely affects the rights, preferences, privileges or voting rights of the holders of the Preferred Stock;

  •
  acquisitions or dispositions for which the amount of consideration exceeds 20% of the Company's market capitalization in any single transaction or 40% of the Company's market capitalization for any series of transactions during a calendar year;

  •
  entering into certain transactions with affiliates, other than transactions that do not exceed, in the aggregate, $10 million in any calendar year;

  •
  certain corporate transactions unless the holders of the Preferred Stock would receive consideration consisting solely of cash and/or marketable securities with an aggregate fair market value equal to or greater than the then applicable liquidation preference on such shares of Preferred Stock; and

  •
  any increase or decrease in the size of the Company's Board of Directors.

Transactions with Related Persons

        For the fiscal year ended 2013, Scott McDaniel, who is the brother of Mr. McDaniel, received $259,300 in total cash compensation as an employee of the Company. In addition, Scott McDaniel was eligible to participate in all benefit plans and programs available generally to the Company's employees, including his receipt of a grant of 8,600 shares of restricted stock under the LTIP.

 PROPOSAL SEVEN

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2014. The 2013 audit of the Company's consolidated financial statements was completed on March 24, 2014.

        The Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Deloitte & Touche LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed by Deloitte & Touche LLP, the Company's independent registered public accounting firm, for the last two fiscal years (in thousands):

	2013	2012
Audit Fees(1)	$1,051,912	$850,000
Audit-related Fees(2)	146,966	170,350
Tax Fees(3)	120,340	122,370
All Other Fees	0	0

Total	$1,319,218	$1,142,720

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audit of the Company's consolidated financial statements; and (b) the review of the Company's quarterly consolidated financial statements.

(2)
Audit-related fees represent fees (a) for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements not reported under "Audit Fees"; and (b) review of the Company's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2013 and 2012.

(3)
Tax fees represent tax return preparation and consultation on tax matters

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Deloitte &Touche LLP's audit, audit-related, tax and other services. For the year ended December 31, 2013, the Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees," "Audit-related Fees," "Tax Fees" and "Other Fees."

        The Company expects that representatives of Deloitte &Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Deloitte &Touche LLP as the auditors of the Company for 2014.

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Any stockholder of the Company who desires to submit a proposal for action at the 2015 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than            , unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

        Any stockholder of the Company who desires to submit a proposal for action at the 2015 annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between             and            , unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before            , the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

        "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

        It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

        The Nominating and Governance Committee's charter requires consideration of the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors. In that regard, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2015 if that nomination is submitted in writing, between            and            , to Midstates Petroleum Company, Inc., 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027, Attention: Corporate Secretary. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

  •
  the nominee's name, address and other personal information;

  •
  the number of shares of each class and series of stock of the Company held by such nominee;

  •
  the nominating stockholder's name, residential address and telephone number, and business address and telephone number; and

  •
  all other information required to be disclosed pursuant to the Company's bylaws and Regulation 14A of the Securities and Exchange Act of 1934.

        Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee's ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company's applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

        The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

        Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions to tabulate votes for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

STOCKHOLDERS SHARING AN ADDRESS

        We will deliver only one Proxy Statement and Annual Report to Stockholders to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholder. We undertake to deliver promptly, upon written or oral request, an additional copy of the Proxy Statement and Annual Report to Stockholders to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Proxy Statement and Annual Report to Stockholders by contacting us at the following address or phone number: Midstates Petroleum Company, Inc., 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027, Attention: Corporate Secretary. Conversely, if multiple stockholders sharing an address receive multiple Proxy Statements and Annual Reports to Stockholders and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

PROXY MATERIALS ANNUAL REPORT AND OTHER INFORMATION

        The Company's Annual Report to Stockholders for the year ended December 31, 2013, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

 APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF MIDSTATES PETROLEUM COMPANY, INC.

        MIDSTATES PETROLEUM COMPANY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

        FIRST: That the Amended and Restated Certificate of Incorporation of this corporation be amended by deleting Article FIFTH thereof in its entirety and inserting in lieu thereof the following:

        "FIFTH: At each annual meeting of stockholders of the Corporation commencing at the annual meeting of stockholders following the 2014 Annual Meeting of Stockholders, all directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be elected for a term expiring at the next succeeding annual meeting of stockholders. The term of each director, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, serving as of and immediately following the date of the 2014 Annual Meeting of Stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have previously been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall hold office until his or her successor is duly elected and qualified or until his or her prior death, resignation, retirement, disqualification or removal from office.

        At each annual meeting of stockholders, if authorized by a resolution of the Board, directors may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created. Until the Trigger Date (as defined below) and subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Stockholders Agreement among the Corporation and certain of its stockholders, dated as of April 24, 2012 (the "Stockholders Agreement"), any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. From and after the Trigger Date and subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Stockholders Agreement, any director may be removed either for or without cause, upon the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation.

        Subject to the then-applicable terms of the Stockholders Agreement, the number of directors of the Corporation shall be specified in, or determined in the manner provided in, the bylaws of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot."

        SECOND: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

 APPENDIX B

Amended and Restated
Midstates Petroleum Company, Inc.
2012 LONG TERM INCENTIVE PLAN

 Midstates Petroleum Company, Inc.

2012 Long Term Incentive Plan

        1.    Purpose.    The purpose of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan (the "Plan") is to provide a means through which Midstates Petroleum Company, Inc., a Delaware corporation (the "Company"), and its Subsidiaries may attract and retain able persons as employees, directors and consultants of the Company, and its Subsidiaries, and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, options which do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

        2.    Definitions.    For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

        (a)   "Annual Incentive Award" means a conditional right granted to an Eligible Person under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified year.

        (b)   "Award" means any Option, SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under this Plan.

        (c)   "Beneficiary" means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10 hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.

        (d)   "Board" means the Company's Board of Directors.

        (e)   "Bonus Stock" means Stock granted as a bonus pursuant to Section 6(f).

        (f)    "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.

        (g)   "Change in Control" means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

            (i)  A "change in the ownership of the Company" which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a "change in the ownership of the Company" (or to cause a "change in the effective control of the Company" within the meaning of Section 2(g)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this Section 2(g)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (B) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion. This Section 2(g)(i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

           (ii)  A "change in the effective control of the Company" which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (2) any acquisition by investors (immediately prior to such acquisition) in the Company for financing purposes, as determined by the Committee in its sole discretion; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a "change in the effective control of the Company," if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Section 2(g)(ii), the acquisition of additional control of the Company by the same person or persons is not considered a "change in the effective control of the Company," or to cause a "change in the ownership of the Company" within the meaning of Section 2(g)(i) above.

          (iii)  A "change in the ownership of a substantial portion of the Company's assets" which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change in Control.

        For purposes of this Section 2(g), the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Section 2(g) and except as otherwise provided in an Award agreement, "Company" includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a "Majority Shareholder") of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

        (i)    "Committee" means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by "outside directors" is not then required in order to qualify for tax deductibility under section 162(m) of the Code.

        (j)    "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of this Plan.

        (k)   "Dividend Equivalent" means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

        (l)    "Effective Date" means April 20, 2012.

        (m)  "Eligible Person" means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in this Plan.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

        (o)   "Fair Market Value" means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering.

        (p)   "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

        (q)   "Incumbent Board" means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

        (r)   "Nonqualified Deferred Compensation Rules" means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.

        (s)   "Option" means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

        (t)    "Other Stock-Based Awards" means Awards granted to an Eligible Person under Section 6(i) hereof.

        (u)   "Participant" means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (v)   "Performance Award" means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

        (w)  "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that "registrant" as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single "Person."

        (x)   "Qualifying Public Offering" means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.

        (y)   "Qualified Member" means a member of the Committee who is a "nonemployee director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code.

        (z)   "Restricted Stock" means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

        (aa) "Restricted Stock Unit" means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

        (bb) "Rule 16b-3" means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

        (cc) "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

        (dd) "Stock" means the Company's Common Stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.

        (ee) "Stock Appreciation Rights" or "SAR" means a right granted to an Eligible Person under Section 6(c) hereof.

        (ff)  "Subsidiary" means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

        3.    Administration.

        (a)    Authority of the Committee.    This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board." Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of shares of Stock, as applicable, subject to Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Dividend Equivalents, Bonus Stock, Other Stock-Based Awards, Annual Incentive Awards, Performance Awards, any other type of Award or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute "performance-based compensation" within the meaning of section 162(m) of the Code; (ix) subject to Section 10(c), terminate, modify or amend the Plan; (x) subject to Section 10(c) and 10(l), modify or amend each Award, including the discretionary authority to extend the post-termination exercisability period of Options or SARs; and (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

        (b)    Manner of Exercise of Committee Authority.    At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10 hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under section 162(m) of the Code to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

        (c)    Limitation of Liability.    The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company's legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

        4.    Stock Subject to Plan.

        (a)    Overall Number of Shares Available for Delivery.    Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 8,450,496 shares, and such total will be available for the issuance of Incentive Stock Options.

        (b)    Application of Limitation to Grants of Awards.    Subject to Section 4(e), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

        (c)    Availability of Shares Not Issued under Awards.    Shares of Stock subject to an Award under this Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

        (d)    Stock Offered.    The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

        5.    Eligibility; Per Person Award Limitations.    Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof or in connection with the severance or retirement of Eligible Persons. In each calendar year, during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 2,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $30,000,000.

        6.    Specific Terms of Awards.

        (a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant's service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as "performance-based compensation" for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

        (b)    Options.    The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

            (i)  Exercise Price.    Each Option agreement shall state the exercise price per share of Stock (the "Exercise Price"); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (1) the par value per share of the Stock and (2) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

           (ii)  Time and Method of Exercise.    The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.

          (iii)  ISOs.    The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 9, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company's stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

        (c)    Stock Appreciation Rights.    The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

            (i)  Right to Payment.    An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

           (ii)  Rights Related to Options.    An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:

            (A)  An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

            (B)  Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:

              (1)   the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by

              (2)   the number of shares as to which that SAR has been exercised.

          (iii)  Right Without Option.    An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:

            (A)  Each Award agreement shall state the total number of shares of Stock to which the SAR relates.

            (B)  Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.

            (C)  Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.

            (D)  Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:

              (1)   the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by

              (2)   the number of shares as to which the SAR has been exercised.

          (iv)  Terms.    Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

        (d)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

            (i)  Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

           (ii)  Certificates for Stock.    Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iii)  Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        (e)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units, which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons, subject to the following terms and conditions:

            (i)  Award and Restrictions.    Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

           (ii)  Dividend Equivalents.    Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.

        (f)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

        (g)    Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

        (h)    Other Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).

        7.    Certain Provisions Applicable to Awards.

        (a)    Termination of Employment.    Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.

        (b)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

        (c)    Term of Awards.    Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

        (d)    Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an "employee benefit plan" for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

        (e)    Exemptions from Section 16(b) Liability.    It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

        (f)    Non-Competition Agreement.    Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition with the Company or any of its Subsidiaries for a period after the termination of such Participant's employment with the Company and its Subsidiaries as determined by the Committee.

        8.    Performance and Annual Incentive Awards.

        (a)    Performance Conditions.    The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

        (b)    Performance Awards Granted to Designated Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

            (i)  Performance Goals Generally.    The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain" at the time the Committee actually establishes the performance goal or goals. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

           (ii)  Business and Individual Performance Criteria

            (A)  Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies; and (25) barrels of oil produced per day. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under

    Section 8(c) hereof that are intended to qualify as "performance-based compensation" under section 162(m) of the Code.

            (B)  Individual Performance Criteria.    The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.

          (iii)  Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under section 162(m) of the Code.

          (iv)  Performance Award Pool.    The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

           (v)  Settlement of Performance Awards; Other Terms.    After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

        (c)    Annual Incentive Awards Granted to Designated Covered Employees.    If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

            (i)  Potential Annual Incentive Awards.    Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under section 162(m) of the Code, the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee.

           (ii)  Annual Incentive Award Pool.    The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (iii)  Payout of Annual Incentive Awards.    After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

        (d)    Written Determinations.    All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(b), the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Section 8(c) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

        (e)    Status of Section 8(b) and Section 8(c) Awards under Section 162(m) of the Code.    It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to Oersons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

        9.    Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

        (a)    Existence of Plans and Awards.    The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.

        (b)    Subdivision or Consolidation of Shares.    The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

            (i)  If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) or in the event the Company distributes an extraordinary cash dividend the number of shares of Stock then outstanding into a greater number of shares of Stock, then, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

           (ii)  If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, extraordinary repurchase of outstanding securities, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

          (iii)  Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

          (iv)  Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding,

  and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

        (c)    Corporate Recapitalization.    If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization") without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

        (d)    Additional Issuances.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

        (e)    Change in Control.    Upon a Change in Control the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively "Grants") held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder of a vested Award an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the "Change in Control Price") of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except that to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), (iii) provide for the assumption or substitution or continuation of Grants by the successor company or a parent or subsidiary of the successor company, or (iv) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the "Total Shares") or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the "Total Consideration")), the number of shares of stock, other securities, cash or property to which the Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the exercise price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the consummation of the Change in Control and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.

        (f)    Change in Control Price.    The "Change in Control Price" shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

        (g)    Impact of Corporate Events on Awards Generally.    In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee's discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. The Committee, in its discretion, may also provide for the assumption or substitution or continuation of outstanding Awards by any successor company or a parent or subsidiary of the successor company. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

        10.    General Provisions.

        (a)    Transferability.

            (i)  Permitted Transferees.    The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant's household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, and any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, "Permitted Transferees"); provided further that, (X) there may be no consideration for any such transfer and (Y) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).

           (ii)  Qualified Domestic Relations Orders.    An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

          (iii)  Other Transfers.    Except as expressly permitted by Sections 10(b)(i) and 10(b)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

          (iv)  Effect of Transfer.    Following the transfer of any Award as contemplated by Sections 10(b)(i), 10(b)(ii) and 10(b)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Participant" shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.

           (v)  Procedures and Restrictions.    Any Participant desiring to transfer an Award as permitted under Sections 10(b)(i), 10(b)(ii) or 10(b)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.

          (vi)  Registration.    To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.

        (b)    Taxes.    The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

        (c)    Changes to this Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee's authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

        (d)    Limitation on Rights Conferred under Plan.    Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person's or Participant's employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

        (e)    Unfunded Status of Awards.    This Plan is intended to constitute an "unfunded" plan for certain incentive awards.

        (f)    Nonexclusivity of this Plan.    Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

        (g)    Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (h)    Severability.    If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

        (i)    Governing Law.    All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

        (j)    Conditions to Delivery of Stock.    Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

        (k)    Section 409A of the Code.    In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, such Award will be designed to comply with the Nonqualified Deferred Compensation Rules.

        (l)    Nature of Payments.    Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments and shall not be taken into account in computing the amount of salary or base compensation of a Participant for purposes of determining any pension, retirement, death or other benefit under any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or Subsidiary, except as such plan shall otherwise expressly provide.

        (m)    Plan Effective Date and Term.    This Plan was originally adopted by the Board on April 19, 2012, and approved by the stockholders of the Company on April 19, 2012, to be effective April 20, 2012. No Awards may be granted under this Plan on and after April 20, 2022.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000205698_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Loren M. Leiker 02 John Mogford MIDSTATES PETROLEUM COMPANY, INC. 4400 POST OAK PARKWAY SUITE 1900 HOUSTON, TX 77027 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the annual election of directors. 3. To approve the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan. 4. To approve material plan terms of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, as Amended and Restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. 5. To approve, on an advisory basis, the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 6. To vote, on an advisory basis, on the frequency with which the Company's stockholders will vote on the compensation of our named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 7. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2014. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000205698_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . MIDSTATES PETROLEUM COMPANY, INC. Annual Meeting of Stockholders May 23, 2014 9:00 AM The undersigned hereby appoints Nelson Haight and Eric J. Christ, and each of them, as proxies, each with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all of the shares of Common Stock of MIDSTATES PETROLEUM COMPANY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2014, and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR ALL" ON THE ELECTION OF DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3, 4, 5 AND 7, FOR A FREQUENCY OF "ONE YEAR" WITH RESPECT TO PROPOSAL 6, AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000205697_1 R1.0.0.51160 MIDSTATES PETROLEUM COMPANY, INC. 4400 POST OAK PARKWAY SUITE 1900 HOUSTON, TX 77027 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the annual election of directors. 3. To approve the Amendment and Restatement of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan. 4. To approve material plan terms of the Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan, as Amended and Restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. 5. To approve, on an advisory basis, the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 6. To vote, on an advisory basis, on the frequency with which the Company's stockholders will vote on the compensation of our named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 7. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2014. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000205697_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . MIDSTATES PETROLEUM COMPANY, INC. Annual Meeting of Stockholders May 23, 2014 9:00 AM The undersigned hereby appoints Nelson Haight and Eric J. Christ, and each of them, as proxies, each with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all of the shares of Series A Mandatorily Convertible Preferred Stock of MIDSTATES PETROLEUM COMPANY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2014, and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" PROPOSALS 2, 3, 4, 5 AND 7, FOR A FREQUENCY OF "ONE YEAR" WITH RESPECT TO PROPOSAL 6, AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. Continued and to be signed on reverse side

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YOUR VOTE IS IMPORTANT
QUORUM AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF DIRECTORS
PROPOSAL TWO AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR ANNUAL ELECTION OF DIRECTORS
PROPOSAL THREE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MIDSTATES PETROLEUM COMPANY, INC. 2012 LONG TERM INCENTIVE PLAN
PROPOSAL FOUR
APPROVAL OF MATERIAL PLAN TERMS OF THE MIDSTATES PETROLEUM COMPANY, INC. 2012 LONG TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
2013 Annual Performance-Based Bonus Plan
COMPENSATION COMMITTEE REPORT
PROPOSAL FIVE ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL SIX ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
PROPOSAL SEVEN RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
SOLICITATION OF PROXIES
STOCKHOLDER LIST
STOCKHOLDERS SHARING AN ADDRESS
PROXY MATERIALS ANNUAL REPORT AND OTHER INFORMATION
APPENDIX A CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MIDSTATES PETROLEUM COMPANY, INC.
APPENDIX B
Midstates Petroleum Company, Inc. 2012 Long Term Incentive Plan